As filed with the U.S. Securities and Exchange Commission on March 30, 2007

File No. 811-7440

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 21	☒

Dimensional Emerging Markets Value Fund Inc.

(Exact Name of Registrant as Specified in Charter)

1299 Ocean Avenue

Santa Monica, California 90401

(Address of Principal Executive Offices)

(310) 395-8005

(Registrant’s Telephone Number, including Area Code)

Catherine L. Newell, Esq.

Dimensional Fund Advisors LP

1299 Ocean Avenue

Santa Monica, California 90401

(Name and Address of Agent for Service)

Please Send Copies of Communications to:

Mark A. Sheehan, Esq.

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Part A

March 30, 2007

Introduction

DIMENSIONAL EMERGING MARKETS VALUE FUND INC. (the “Fund”), 1299 Ocean Avenue, Santa Monica, California 90401, (310) 395-8005, offers its shares to other investment companies and institutional investors. The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.

Shares of the Fund are issued solely in private placements pursuant to available exemptions from registration under the Securities Act of 1933, as amended (“Securities Act”). This Part A of the Fund’s registration statement (“Part A”) does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Investment Objective and Policies

The investment objective of the Fund is to achieve long-term capital growth by investing primarily in emerging market equity securities. The Fund seeks to achieve its investment objective by investing in companies associated with emerging markets designated by the Investment Committee of Dimensional Fund Advisors LP (the “Advisor”) (“Approved Markets”). The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets. These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country. For example, the securities may be listed or traded in the form of European Depositary Receipts, Global Depository Receipts, American Depository Receipts or other types of depositary receipts (including non-voting depositary receipts) or dual listed securities.

The Fund seeks to achieve its objective by purchasing emerging market equity securities that are deemed by the Advisor to be value stocks at the time of purchase. Securities are considered value stocks primarily because they have a high book value in relation to their market value. In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time. No assurance can be given that the Fund’s investment objective will be achieved. As a non-fundamental policy, under normal circumstances, the Fund will invest at least 80% of its net assets in emerging markets that are defined in this Part A as Approved Market securities. If the Fund changes this investment policy, the Fund will notify shareholders at least 60 days before the change, and will change the name of the Fund.

Fund Characteristics and Policies

The Fund’s policy is to seek to achieve its investment objective by purchasing emerging market equity securities across all market capitalizations, and specifically those that are deemed by the Advisor to be value stocks at the time of purchase, as described in the paragraph above.

The Fund may not invest in all such companies or Approved Markets described above for reasons that include constraints imposed within Approved Markets, restrictions on purchases by foreigners and the Fund’s policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined as securities that are associated with an Approved Market, and include, among others: (a) securities of companies organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets; (e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (f) Approved Market equity securities in the form of depositary shares; (g) securities of

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pooled investment vehicles that invest primarily in Approved Market securities or derivative instruments that derive their value from Approved Markets securities; or (h) securities included in the Fund’s benchmark index.

Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Market securities.

In determining what countries are eligible markets for the Fund, the Advisor may consider various factors, including without limitation, the data, analysis, and classification of countries published or disseminated by the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, FTSE International, Morgan Stanley Capital International, Citigroup and the Heritage Foundation. Approved emerging markets may not include all such emerging markets. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets for the Fund.

As of the date of this Part A, the Fund invests in the following countries that are designated as Approved Markets: Brazil, Chile, Czech Republic, Hungary, India, Indonesia, Israel, Malaysia, Mexico, the Philippines, Poland, South Africa, South Korea, Taiwan, Thailand and Turkey. The Fund is also authorized to invest in the following country that is designated an Approved Market: China. The Advisor will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, such as asset growth in the Fund and characteristics of each country’s markets. Countries that may be approved in the future include, but are not limited to, Argentina, Colombia, Egypt and Venezuela. In addition to the Approved Markets listed above, the Fund may continue to hold securities in countries that are not currently authorized for investment, but that had been authorized for investment in the past.

Pending the investment of new capital in Approved Markets securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments including those denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, the Fund may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although the Fund does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances. The Fund may also invest in Exchange Traded Funds (ETFs) and similarly structured pooled investments that provide exposure to Approved Markets or other equity markets, including the

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United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity.

To the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund also may invest in shares of other investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those markets is otherwise significantly limited. In some Approved Markets, it will be necessary or advisable for the Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets.

The Fund may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Fund may enter into futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States. In addition to money market instruments and other short-term investments, the Fund may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes. Investments in money market funds may involve duplication of certain fees and expenses.

Portfolio Construction

Even though a company’s stock may meet the Fund’s criterion for investment, it may not be included in the Fund for one or more of a number of reasons. For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a “passive foreign investment company” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)). To this extent, there will be the exercise of discretion and consideration by the Advisor in purchasing securities in an Approved Market and in determining the allocation of investments among Approved Markets.

Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks that are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price fluctuations of such securities. On a periodic basis, the Advisor will prepare lists of eligible value stocks that are eligible for investment. Such lists will be revised no less than semi-annually.

Securities will not be purchased or sold based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase. Securities which have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive or due to an expected or realized decline in securities prices in general. Securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Securities, including those eligible for purchase, may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, including but not limited to tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices. Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held

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until such time as they are no longer considered an appropriate holding in light of the investment policy of the Fund.

For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative value of foreign currencies, the Fund may purchase foreign currency futures contracts. However, the Fund generally does not hedge foreign currency risk. The Fund will only enter into such a futures contract if it is expected that the Fund will be able readily to close out such contract. However, there can be no assurance that it will be able in any particular case to do so, and if it cannot the Fund may suffer a loss.

SECURITIES LOANS

The Fund is authorized to lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While the Fund may earn additional income from lending securities, such activity is incidental to the investment objective of the Fund. For information concerning the revenue from securities lending, see Part B “TAXATION OF THE FUND - SECURITIES LENDING REVENUE.” The value of securities loaned may not exceed 33 1/3% of the value of the Fund’s total assets, which includes the value of collateral received. To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash or U.S. government securities, which will be maintained by marking to market daily in an amount equal to at least (i) 100% of the current market value of the loaned securities with respect to securities of the U.S. government or its agencies, (ii) 102% of the current market value of the loaned securities with respect to U.S. securities, and (iii) 105% of the current market value of the loaned securities with respect to foreign securities. Subject to their stated investment policies, the Fund may invest the collateral received for the loaned securities in securities of the U.S. government or its agencies, repurchase agreements collateralized by securities of the U.S. government or its agencies, and registered and unregistered money market funds. For purposes of this paragraph, agencies include both agency debentures and agency mortgage backed securities. In addition, the Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. However, dividend income received from loaned securities may not be eligible to be taxed at qualified dividend income rates. See Part B “TAXATION OF THE FUND—SECURITIES LENDING REVENUE” for a further discussion of the tax consequences related to securities lending. The Fund will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote proxies of loaned securities if the Fund knows a material event will occur. In the event of the bankruptcy of the borrower, the Fund could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value. See “RISK FACTORS—SECURITIES LENDING” for a discussion of the risks related to securities lending.

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PRINCIPAL RISKS

Market Risk

Even a long-term investment approach cannot guarantee a profit. Economic, political and issuer specific events will cause the value of securities, and the net asset value of the Fund’s shares to rise and fall. Because the value of an investment in the Fund will fluctuate, there is the risk that an investor will lose money.

Small Company Risk

Securities of small companies are often less liquid than those of large companies. As a result, small company stocks may fluctuate relatively more in price.

Foreign Securities Risk

The Fund invests in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions that might adversely affect the value of the assets held by the Fund. Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies, and there may be less publicly available information about such companies than comparable U.S. companies. Also, there can be no assurance that the Fund will achieve its investment objective.

The economies of many countries in which the Fund invests are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund. The net asset value of the Fund is denominated in U.S. dollars, and, therefore, declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund’s shares.

Emerging Markets Risk

The investments of the Fund involve risks in addition to the usual risks of investing in developed foreign markets. A number of emerging markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to

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discourage shorter rather than longer-term holdings. While the Fund will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund’s investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, the Fund, among other things, might discontinue the purchase of securities in that country. Such restrictions will be considered in relation to the Fund’s liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. The valuation of securities held by the Fund is the responsibility of the Fund’s Board of Directors, acting in good faith and with advice from the Advisor. (See “VALUATION OF SHARES.”) Further, some attractive equity securities may not be available to the Fund because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging markets in which the Fund may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets, there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for the Fund’s portfolio securities in such markets may not be readily available. The Fund’s portfolio securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Directors.

Government involvement in the private sector varies in degree among the emerging markets contemplated for investment by the Fund. Such involvement may, in some cases,

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include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures that could be detrimental to the investments of the Fund.

Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.

Foreign Currencies and Related Transactions

Investments of the Fund will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Fund. The Fund may (but typically does not) purchase foreign currency futures contracts and options thereon in order to hedge against changes in the level of foreign currency exchange rates. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and would enable the Fund to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of the Fund’s securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures and options thereon depend on the direction of interest rates and other economic factors.

Borrowing

The Fund has reserved the right to borrow amounts not exceeding 33% of its net assets for the purpose of making redemption payments. When advantageous opportunities to do so exist, the Fund may purchase securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be “leveraging” and, in such circumstances, the net asset value of the Fund may increase or decrease at a greater rate than would be the case if the Fund had not leveraged. The interest payable on the amount borrowed would increase the Fund’s expenses and, if the appreciation and income produced by the investments purchased when the Fund has borrowed are less than the cost of borrowing, the investment performance of the Fund will be reduced as a result of leveraging.

Portfolio Strategies

The method employed by the Advisor to manage the Fund will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio

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acquisitions rather than rely on this technique to select securities. Further, because securities generally will be held long-term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors.

Futures Contracts and Options on Futures

The Fund may invest in index futures contracts and options on index futures. Certain index futures contracts and options on index futures are derivative securities. These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting the Fund’s ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of the Fund to invest in futures contracts and options on futures contracts.

The Fund is operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, such person is not subject to registration or regulation as a pool operator under the CEA.

Derivatives

Derivatives are securities, such as futures contracts, whose value is derived from that of other securities or indices. Derivatives can be used for hedging (attempting to reduce risk by offsetting one investment position with another) or non-hedging purposes. Hedging with derivatives may increase expenses, and there is no guarantee that a hedging strategy will work. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains.

The Fund may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on the Fund’s uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The use of derivatives for non-hedging purposes may be considered more speculative than other types of investments. When the Fund uses derivatives for non-hedging purposes, the Fund will be directly exposed to the risks of that derivative. Gains or losses from derivative investments may be substantially greater than the derivative’s original cost.

Securities Lending

The Fund may lend its portfolio securities to generate additional income. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. Securities lending may have certain potential adverse tax consequences. See “SECURITIES LOANS” for further information on securities lending.

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MANAGEMENT OF THE FUND

Dimensional Fund Advisors LP (the “Advisor”) serves as investment advisor to the Fund. As such, the Advisor is responsible for the management of its assets. The Fund is managed using a team approach. The investment team includes the Investment Committee of the Advisor, portfolio managers and all other trading personnel.

The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually. As of the date of this Prospectus, the Investment Committee has seven members. Investment strategies for the Fund are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues. The Investment Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types and brokers.

In accordance with the team approach used to manage the portfolios, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund including running buy and sell programs based on the parameters established by the Investment Committee. Karen E. Umland is the portfolio manager that coordinates the efforts of all other portfolio managers with respect to the day-to-day management of the Fund.

Ms. Umland is a Senior Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. She received her BA from Yale University in 1988 and her MBA from the University of California at Los Angeles in 1993. Ms. Umland joined the Advisor in 1993 and has been responsible for the international equity funds since 1998.

The statement of additional information provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of the Fund’s shares.

The Advisor provides the Fund with a trading department and selects brokers and dealers to effect securities transactions. Securities transactions are placed with a view to obtaining the best price and execution of such transactions. The Advisor is authorized to pay a higher commission to a broker, dealer or exchange member than another such organization might charge if it determines, in good faith, that the commission paid is reasonable in relation to the research or brokerage services provided by such organization. A discussion regarding the basis for the Board of Directors approving the investment management agreement with respect to the Fund is available in the semi-annual report for the Fund for the six-month period ended May 31, 2006.

For the fiscal year ended November 30, 2006, the Advisor received a fee for its services from the Fund that, on an annual basis, equaled 0.10% of the average daily net assets of the Fund.

The Fund bears all of its own costs and expenses, including: services of its independent registered public accounting firm, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance

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premiums, costs incidental to meetings of its shareholders and directors, the cost of filing its registration statements under the federal securities laws and the cost of any filings required under state securities laws, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees.

The Advisor has been engaged in the business of providing investment management services since May 1981. The Advisor is currently organized as a Delaware limited partnership and is controlled and operated by its general partner, Delaware Holdings Inc., a Delaware corporation. Prior to November 3, 2006, the Advisor was named Dimensional Fund Advisors Inc. and was organized as a Delaware corporation. As of the date of this registration statement, assets under management total approximately $130 billion.

Consulting Services

The Advisor has entered into a Consulting Services Agreement with Dimensional Fund Advisors Ltd. (“DFAL”) and DFA Australia Limited (“DFA Australia”), respectively. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to the Fund. The Advisor controls DFAL and DFA Australia.

DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES

Dividends and Distributions. The Fund has qualified as a regulated investment company under the Code. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The policy of the Fund is to distribute substantially all of its net investment income quarterly (on a calendar basis) and any net realized capital gains in December of each year. The Fund may also make an additional dividend distribution from net investment income in November of each year.

Shareholders of the Fund will automatically receive all income dividends and capital gains distributions in additional shares of the Fund at net asset value (as of the business date following the dividend record date) unless, upon written notice to the Advisor, the shareholder selects one of the following options: (i) Income Option—to receive income dividends in cash and capital gains distributions in additional shares at net asset value; (ii) Capital Gains Option—to receive capital gains distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option—to receive both income dividends and capital gains distributions in cash.

Annual Statements. Every January, you will receive a statement that shows the tax status of distributions you received the previous calendar year. Distributions declared in December to shareholders of record in such month, but paid in January, are taxable as if they were paid in December.

Avoid “Buying A Dividend.” If you are a taxable investor and invest in the Fund shortly before the record date of a taxable distribution, the distribution will lower the value of the Fund’s shares by the amount of the distribution and, in effect, you will receive some of your investment back in the form of a taxable distribution.

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Tax Considerations. Dividends and distributions paid to a qualified, tax-deferred retirement plan, such as a 401(k) plan, accumulate free of federal income taxes. In addition, the sale or redemption by a tax-deferred retirement plan of the Fund’s shares will not be subject to federal income taxes.

In general, if you are a taxable investor, Fund distributions are taxable to you at either ordinary income or capital gains tax rates. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash.

For federal income tax purposes, Fund distributions of short-term capital gains are taxable to you as ordinary income. Fund distributions of long-term capital gains are taxable to you as long-term capital gains no matter how long you have owned your shares. A portion of income dividends designated by the Fund may be qualified dividend income eligible for taxation by individual shareholders at long-term capital gains rates provided certain holding period requirements are met.

The Fund may be subject to foreign withholding taxes on income from certain foreign securities. If more than 50% in value of the total assets of the Fund is invested in securities of foreign corporations, the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made, shareholders will be required to include in their gross income their pro rata share of these foreign taxes paid by the Fund and will be entitled either to deduct (as an itemized deduction in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.

The sale of shares of the Fund is a taxable event and may result in a capital gain or loss to shareholders who are subject to tax. Capital gain or loss may be realized from an ordinary redemption of shares or an exchange of shares between two Portfolios. Any loss incurred on sale or exchange of the Fund’s shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

By law, the Fund is required to withhold 28% of taxable dividends, capital gains distributions, and redemption proceeds paid to shareholders who do not provide their proper taxpayer identification number and certain required certifications. You may avoid this withholding requirement by providing and certifying on the account registration form your correct Taxpayer Identification Number and by certifying that you are not subject to backup withholding and are a U.S. person (including a U.S. resident alien). The Fund must also withhold if the IRS instructs it to do so.

In addition to federal taxes, shareholders may be subject to state and local taxes on distributions from the Fund and on gains arising on redemption or exchange of the Fund’s shares. Distributions of interest income and capital gains realized from certain types of U.S. government securities may be exempt form state personal income taxes.

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Non-U.S. investors are subject to U.S. withholding tax at a 30% or lower treaty rate on dividends paid by the Fund, subject to limited exemptions for dividends designated as capital gain dividends, short-term capital gain dividends and interest-related dividends. The exemptions from withholding for short-term capital gain dividends and interest-related dividends sunset and will no longer apply to dividends paid with respect to taxable years of the Fund beginning after December 31, 2007 unless such exemptions are extended or made permanent. Notwithstanding such exemptions, non-U.S. investors are subject to backup withholding at a rate of 28% on dividends, capital gains distributions, and redemption proceeds paid to a shareholder who fails to properly certify they are not a U.S. person. Non-U.S. investors also may be subject to U.S. estate tax.

This discussion of “Dividends, Capital Gains Distributions and Taxes” is not intended or written to be used as tax advice. Prospective investors should consult the Part B. Because everyone’s tax situation is unique, you should also consult your tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

PURCHASE OF SHARES

Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares may not be sold publicly. However, the Fund may sell its shares through private placements pursuant to available exemptions from registration under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.

One shareholder of the Fund is an open-end investment company that seeks to achieve its investment objective by investing all of its investable assets in the Fund (the “Feeder Portfolio”). The Feeder Portfolio has similar investment objective, policies and limitations as the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.

Cash Purchases

Investors may purchase shares of the Fund by first contacting the Advisor at (310) 395-8005 to notify the Advisor of the proposed investment. All investments are subject to approval of the Advisor, and all investors must complete and submit the necessary account registration forms. The Fund reserves the right to reject any initial or additional investment and to suspend the offering of shares of the Fund.

Investors having an account with a bank that is a member or a correspondent of a member of the Federal Reserve System may purchase shares by first calling the Advisor at (310) 395-8005 to notify the Advisor of the proposed investment, then requesting the bank to transmit immediately available funds (Federal Funds) by wire to PNC Bank, N.A., for the account of Dimensional Emerging Markets Value Fund Inc. Additional investments also may be made through the wire procedure by first notifying the Advisor. Investors who wish to purchase shares of the Fund by check should send their check to Dimensional Emerging Markets Value Fund

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Inc., c/o PFPC Inc., P.O. Box 8916, Wilmington, Delaware 19899-8916. Citibank, N.A. serves as custodian for the Fund.

Payment of the total amount due should be made in U.S. dollars. However, subject to approval by the Advisor, payment may be made in any freely convertible currency and the necessary foreign exchange transactions will be arranged on behalf of, and at the expense of, the applicant. Applicants settling in any currency other than U.S. dollars are advised that a delay in processing a purchase or redemption may occur to allow for currency conversion.

Under certain circumstances, shares also may be purchased and sold by investors through securities firms that may charge a service fee or commission for such transactions. No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.

Purchases of shares will be made in full and fractional shares calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

In-Kind Purchases

If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for acquisition by the Fund or otherwise represented in its portfolio as described in this Part A or in exchange for local currencies in which such securities of the Fund are denominated. Securities and local currencies to be exchanged that are accepted by the Fund and Fund shares to be issued in the exchange will be valued as set forth under “VALUATION OF SHARES” at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscriptions, or other rights pertaining to such securities shall become the property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Fund with local currencies should first contact the Advisor for wire instructions.

The Fund will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included, or otherwise represented, in the Fund and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Fund, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Fund, may not exceed 5% of the net assets of the Fund immediately after the transaction. The Fund will accept such securities for investment and not for resale.

A gain or loss for federal income tax purposes will generally be realized by investors who are subject to federal taxation upon the exchange depending upon the cost of the securities or local currency exchanged. Investors interested in such exchanges should contact the Advisor. Purchases of shares will be made in full and fractional shares calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

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POLICY REGARDING EXCESSIVE OR SHORT-TERM TRADING

The Fund is designed for long-term investors and is not intended for investors that engage in excessive short-term trading activity that may be harmful to the Fund, including but not limited to market timing. Short-term or excessive trading into and out of the Fund can disrupt portfolio management strategies, harm performance and increase Fund expenses for all shareholders, including long-term shareholders who do not generate these costs.

In addition, the nature of the Fund’s holdings may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of the Fund’s holdings and the reflection of those changes in the Fund’s net asset value (called “arbitrage market timing”). Such delays may occur because the Fund has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of the Fund’s shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.

The Board of Directors of the Fund (the “Board”) has adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities Inc. (collectively, “Dimensional”) and their agents have implemented the following procedures, which are designed to discourage and prevent market timing or excessive short-term trading in the Fund: (i) trade activity monitoring and purchase blocking procedures; and (ii) use of fair value pricing.

The Fund, Dimensional and their agents monitor trades and flows of money in and out of the Fund from time to time in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy. The Fund reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase orders for any reason, without prior notice, particularly purchase orders that the Fund believes are made on behalf of market timers. The Fund, Dimensional and their agents reserve the right to restrict, refuse or cancel any purchase request made by an investor indefinitely if the Fund or Dimensional believes that any combination of trading activity in the accounts is potentially disruptive to the Fund. In making such judgments, the Fund and Dimensional seek to act in a manner that is consistent with the interests of shareholders. For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Fund, and accounts under common ownership, influence or control.

In addition to the Fund’s general ability to restrict potentially disruptive trading activity as described above, the Fund also has adopted purchase blocking procedures. Under the Fund’s purchase blocking procedures, where an investor has engaged in any two purchases and two redemptions in the Fund in any rolling 30 calendar day monitoring period (i.e., two “round trips”), the Fund and Dimensional intend to block the investor from making any additional purchases in the Fund for 90 calendar days (a “purchase block”). If implemented, a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Fund, Dimensional, or their agents. The Fund

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and Dimensional are permitted to implement a longer purchase block, or permanently bar future purchases by an investor, if they determine that it is appropriate.

Under the Fund’s purchase blocking procedures, the following purchases and redemptions will not trigger a purchase block: (i) purchases and redemptions of shares having a value in each transaction of less than $5,000; (ii) purchases and redemptions by U.S. registered investment companies that operate as fund of funds pursuant to Section 12(d)(1)(G) of the 1940 Act or an SEC exemptive order, and non-U.S. investment companies that operate as fund of funds (subject to monitoring by Dimensional); (iii) purchases and redemptions by a feeder portfolio of a master fund’s shares; (iv) systematic or automated transactions where the shareholder, financial advisor or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions, loans, loan repayments and distributions (including hardship withdrawals) identified as such in the retirement plan recordkeeper’s system; (vi) purchase transactions involving transfers of assets, rollovers, Roth IRA conversions and IRA recharacterizations; (vii) purchases of shares with Fund dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the Fund; and (ix) transactions by 529 Plans. Notwithstanding the Fund’s purchase blocking procedures, all transactions in Fund shares are subject to the right of the Fund and Dimensional to restrict potentially disruptive trading activity (including purchases and redemptions described above that will not be subject to the purchase blocking procedures).

In addition, the purchase blocking procedures will not apply to a redemption transaction in which the Fund distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Fund and the redemption is consistent with the interests of the remaining shareholders of the Fund.

As of the date of this registration statement, the ability of the Fund and Dimensional to apply the purchase blocking procedures on purchases by all investors is severely limited due to systems limitations of the Fund’s service providers. The Fund expects that the application of the Trading Policy as described above, including the purchase blocking procedures (subject to the limitations described above), will be able to be implemented on or after compliance with Rule 22c2 under the 1940 Act is required.

In addition to monitoring trade activity, the Board has adopted fair value pricing procedures that govern the pricing of the securities of the Fund. These procedures are designed to help ensure that the prices at which Fund shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. See the discussion under “VALUATION OF SHARES - Net Asset Value” for additional details regarding fair value pricing of the Fund’s securities. Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually nor all of the procedures taken together can completely eliminate the possibility that excessive short-term trading activity in the Fund may occur.

VALUATION OF SHARES

Net Asset Value

The net asset value per share of the Fund is generally calculated on days that the New York Stock Exchange (“NYSE”) is open for trading. The net asset value per share of the Fund is calculated after the close of the NYSE (normally, 1:00 p.m. PT) by dividing the total value of the

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Fund’s investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund. Note: The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PT.

The value of the shares of the Fund will fluctuate in relation to its own investment experience. Securities held by the Fund will be valued in accordance with applicable laws and procedures adopted by the Board of Directors, and generally, as described below.

Securities held by the Fund (including over-the-counter securities) are valued at the last quoted sale price of the day. Securities held by the Fund that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”). If there is no last reported sale price or NOCP of the day, the Fund values the securities at the mean of the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Generally, securities issued by open-end investment companies, such as the Fund, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.

To the extent the Fund purchases fixed income securities, net asset value includes interest on fixed income securities, which is accrued daily. Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities. Securities that are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities this ordinarily will be the over-the-counter market.

The value of the securities and other assets of the Fund for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board of Directors. Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated. When fair value pricing is used, the prices of securities used by the Fund may differ from the quoted or published prices for the same securities on their primary markets or exchanges.

As of the date of this registration statement, the Fund will also fair value price in the circumstances described below. Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (normally, 11:00 p.m. PT), which is fourteen hours prior to the close of the NYSE (normally, 1:00 p.m. PT) and the time that the net asset value of the Fund is computed. Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Fund prices its shares at the close of the NYSE, the Fund will fair value its foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available. The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. For these purposes, the Board of Directors of the Fund has determined

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that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing. Consequently, fair valuation of portfolio securities may occur on a daily basis. The fair value pricing by the Fund utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments). The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the net asset value of the Fund. When the Fund uses fair value pricing, the values assigned to the Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges. The Board of Directors monitors the operation of the method used to fair value price the Fund’s foreign investments.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its net asset value per share. As a result, the sale or redemption by the Fund of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The net asset value per share of the Fund is expressed in U.S. dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources. Since the Fund owns securities that are primarily listed on foreign exchanges which may trade on days when the Fund does not price its shares, the net asset value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.

Certain of the securities holdings of the Fund in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities. For example, the Fund might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). The Fund may also be subject to certain contractual arrangements with investment authorities in an Approved Market that require the Fund to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by the Fund is determined each day as of such close.

Public Offering Price

Provided that PFPC, Inc., the Fund’s transfer agent (the “Transfer Agent”), has received the investor’s Account Registration Form in good order and the custodian has received the investor’s payment, shares of the Fund will be priced at the public offering price, which is the net asset value of the shares next determined after receipt of the investor’s funds by the custodian.

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“Good order” with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor has been received in legible form, and (2) the Advisor has been notified of the purchase by telephone and, if the Advisor so requests, also in writing, no later than the close of regular trading on the NYSE (normally, 1:00 p.m. PT) on the day of the purchase. If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation. To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled, and such purchaser may be prohibited or restricted in the manner of placing orders. No reimbursement fee or sales charge is imposed on purchases.

EXCHANGE OF SHARES

There is no exchange privilege between the Fund and DFA Investment Trust Company or any portfolio of DFA Investment Dimensions Group Inc. or Dimensional Investment Group Inc.

REDEMPTION OF SHARES

Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.

Redemption Procedures

Investors who desire to redeem shares of the Fund must first contact the Advisor at the telephone number shown under “PURCHASE OF SHARES.” The Fund will redeem shares at the net asset value of such shares next determined, either: (1) after receipt by the Fund’s Transfer Agent (or by an Intermediary or a Sub-designee, if applicable) of a written request for redemption in good order, or (2) if stock certificates have been issued, after receipt of the stock certificates in good order at the office of the Transfer Agent. “Good order” means that the request to redeem shares must include all necessary documentation, to be received in writing by the Advisor no later than the close of regular trading on the NYSE (normally, 1:00 p.m. PT), including but not limited to: the stock certificate(s), if issued; a letter of instruction or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners (or authorized representatives thereof) of the shares; and, if the Fund does not have on file the authorized signatures for the account, proof of authority and a guarantee of the signature of each registered owner by an eligible guarantor institution; and any other required supporting legal documents. A signature guarantee may be obtained from a domestic bank or trust company, broker, dealer, clearing agency or savings association who are participants in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are Securities Transfer Agents Medallion (STAMP), Stock Exchanges Medallion Program (SEMP) and New York Stock Exchange, Inc. Medallion Signature Program (MSP). Signature guarantees which are not a part of these programs will not be accepted.

Shareholders redeeming shares for which certificates have not been issued, who have authorized redemption payment by wire on an authorization form filed with the Fund, may request that redemption proceeds be paid in federal funds wired to the bank they have designated

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on the authorization form. The Fund reserves the right to send redemption proceeds by check in its discretion; a shareholder may request overnight delivery of such check at the shareholder’s own expense. If the proceeds are wired to the shareholder’s account at a bank that is not a member of the Federal Reserve System, there could be a delay in crediting the funds to the shareholder’s bank account. The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior notification to shareholders. No fee is charged by the Fund for redemptions. The redemption of all shares in an account will result in the account being closed. A new Account Registration Form will be required for future investments. (See “PURCHASE OF SHARES.”) In the interests of economy and convenience, certificates for shares are not issued.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares that were purchased by check will not be made until the Fund can verify that the payments for the purchase have been, or will be, collected, which may take up to ten days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

Redemption of Small Accounts

The Fund reserves the right to redeem a stockholder’s account if the value of the shares in the Fund is $500 or less because of redemptions by the shareholder. Before the Fund involuntarily redeems shares from such an account and sends the proceeds to the stockholder, the Fund will give written notice of the redemption to the stockholder at least sixty days before the redemption date. The stockholder will then have sixty days from the date of the notice to make an additional investment in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption. The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.

The Fund reserves the right to automatically redeem shares of the Fund owned by a stockholder if the investment advisory agreement between the stockholder and the Advisor is terminated.

In-Kind Redemptions

When in the best interests of the Fund, the Fund may make a redemption payment, in whole or in part, by a distribution of portfolio securities in lieu of cash. Such distributions will be made in accordance with the federal securities laws and regulations governing mutual funds. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Fund reserves the right to redeem its shares in the currencies in which its investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

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DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund generally will disclose up to 25 of its largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent of the total assets of the Fund, as of the most recent month-end by providing this information for portfolios that invest in the Fund as feeder portfolios. This information is disclosed online at the Advisor’s website, http://www.dfaus.com, which is accessible by shareholders, within 20 days after the end of each month. The Fund also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s website, which is accessible by shareholders, three months following the month-end. Please consult the statement of additional information (Part B) for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Fund.

SERVICE PROVIDERS

Investment Advisor

DIMENSIONAL FUND ADVISORS LP

1299 Ocean Avenue

Santa Monica, CA 90401

Tel. No. (310) 395-8005

Custodian

CITIBANK, N.A.

111 Wall Street

New York, NY 10005

Transfer and Dividend Disbursing Agent

PFPC INC.

301 Bellevue Parkway

Wilmington, DE 19809

Legal Counsel

STRADLEY, RONON, STEVENS & YOUNG, LLP

2600 One Commerce Square

Philadelphia, PA 19103-7098

Independent Registered Public Accounting Firm

PRICEWATERHOUSECOOPERS LLP

Two Commerce Square

Suite 1700

2001 Market Street

Philadelphia, PA 19103-7042

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DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

1299 Ocean Avenue, Santa Monica, California 90401

Telephone: (310) 395-8005

PART B

STATEMENT OF ADDITIONAL INFORMATION

March 30, 2007

This statement of additional information is not a prospectus but should be read in conjunction with Part A of the Fund’s registration statement dated March 30, 2007 (“Part A”). A free copy of the Fund’s Part A, annual and semi-annual reports to shareholders can be obtained from the Fund by writing to the Fund at the above address or by calling the above telephone number. Information from the Fund’s annual and semi-annual reports to shareholders is incorporated by reference into this statement of additional information.

FUND CHARACTERISTICS AND POLICIES

The following information supplements the information set forth in Part A. Capitalized terms not otherwise defined in this Part B have the meaning assigned to them in Part A.

Dimensional Emerging Markets Value Fund Inc. is a diversified, open-end management investment company. The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.

It is possible that the Fund might own at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Fund and the issuer would be deemed “affiliated persons” under the 1940 Act and certain requirements of the Act regulating dealings between affiliates might become applicable. However, management does not anticipate that the Fund will own as much as 5% of the voting securities of any issuer.

BROKERAGE COMMISSIONS

For the fiscal years ending November 30, 2006, 2005 and 2004, the Fund paid brokerage commissions of $4,533,467, $3,587,409 and $1,389,358 respectively.

Portfolio transactions will be placed with a view to receiving the best price and execution. The Fund will seek to acquire and dispose of securities in a manner that would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers that effect transactions for the Fund to determine the effect that their trading has on the market prices of the securities in which they invest. The Advisor also checks the rates of commissions being paid by the Fund to its brokers to ascertain that they are competitive with those charged by other brokers for similar services. Transactions also may be placed with brokers who have assisted in the sale of the Fund’s shares and who provide the Advisor with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services.

Subject to obtaining best price and execution, transactions may be placed with brokers that have assisted in the sale of Fund shares. The Advisor, however, pursuant to policies and procedures approved by the Boards of Directors and the Fund, is prohibited from selecting brokers and dealers to effect the Fund’s portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by the Fund or any other registered investment companies.

During the 2006 fiscal year, the Fund did not pay any brokerage commissions for securities transactions to brokers that provided market price monitoring services, market studies and research services to the Fund or to brokers that are affiliates of the Fund or affiliates of affiliates.

The investment management agreement permits the Advisor knowingly to pay commissions on these transactions that are greater than another broker, dealer or exchange member might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the value of the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the accounts under its management. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Fund.

The Fund may purchase securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act of 1940 (the “1940 Act”)). The table below lists the regular brokers or dealers of the Fund whose securities (or securities of the broker’s or dealer’s parent company) were acquired by the Fund during the fiscal year ended November 30, 2006, as well as the value of such securities held by the Fund as of November 30, 2006.

Broker or Dealer	Value of Securities
Investec	$18,899,096

INVESTMENT LIMITATIONS

The Fund has adopted certain limitations that may not be changed without the approval of a majority of the outstanding voting securities of the Fund. A “majority” is defined as the lesser of: (1) at least 67% of the voting securities of the Fund (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.

The Fund will not:

(1)	invest in commodities or purchase or sell real estate (including limited partnership interests), although it may purchase and sell securities of companies which deal in real estate and may purchase and sell securities which are secured by interests in real estate and may purchase or sell financial futures contracts and options thereon, such as forward foreign currency futures contracts and options and index futures contracts and options;

(2)	make loans of cash, except through the acquisition of publicly-traded debt securities and short-term money market instruments;

(3)	invest in the securities of any issuer (except obligations of the U.S. government and its instrumentalities) if, as a result, more than 5% of the Fund’s total assets, at market, would be invested in the securities of such issuer, provided that this limitation applies only to 75% of the total assets of the Fund;

(4)	borrow, except in connection with a foreign currency transaction, the settlement of a portfolio trade, or as a temporary measure for extraordinary or emergency purposes, including to meet redemption requests, and, in no event, in excess of 33% of the Fund’s net assets valued at market;

(5)	engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;

(6)	invest for the purpose of exercising control over management of any company;

(7)	acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Fund’s total assets would be invested in securities of companies within such industry;

(8)	purchase securities on margin;

(9)	as to 75% of the Fund’s assets, acquire more than 10% of the voting securities of any issuer; or

(10)	issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the Act.

The investment limitations described in (1) and (8) above do not prohibit the Fund from making margin deposits with respect to financial futures contracts and options thereon to the extent permitted under applicable regulations.

Although the investment limitation described in (2) above prohibits cash loans, the Fund is authorized to lend portfolio securities.

For purposes of the investment limitation described in (4) above, the Fund may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. With respect to the investment limitation described in (4) above, the Fund will maintain asset coverage of at least 300% (as described in the 1940 Act), inclusive of any amounts borrowed, with respect to any borrowings made by the Fund.

Pursuant to Rule 144A under the Securities Act, the Fund may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the Fund’s 15% limitation on holdings of illiquid securities as described below. While maintaining oversight, the Board of Directors has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Directors and the Advisor will continue to monitor the liquidity of Rule 144A securities.

As a non-fundamental policy, the Fund does not intend to invest more than 15% of its net assets in illiquid securities.

The Fund may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set in the contract.

Notwithstanding any of the above investment restrictions, the Fund may establish subsidiaries or other similar vehicles for the purpose of conducting its investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Fund or whose use is otherwise considered by the Fund to be advisable. The Fund would “look through” any such vehicle to determine compliance with its investment restrictions.

Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, “total assets” refers to the assets that the Fund owns, and does not include assets that the Fund does not own but over which it has effective control. For example, when applying a percentage investment limitation for an investment restriction listed above that is based on total assets, the Fund will exclude from its total assets those assets that represent collateral received by the Fund for its securities lending transactions.

Unless otherwise indicated, all limitations applicable to the Fund’s investments apply only at the time that a transaction is undertaken. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of the Fund’s assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Fund’s total assets will not require the Fund to dispose of an investment until the Advisor determines that it is practicable to sell or closeout the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the higher of the several assigned ratings.

FUTURES CONTRACTS

The Fund may enter into futures contracts and options on futures contracts. The Fund may enter into futures contracts and options on future contracts to gain market exposure on the Fund’s uninvested cash pending investments in securities and to maintain liquidity to pay redemptions.

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Fund will be required to make a margin deposit in cash or government securities with a futures commission merchant (an “FCM”) to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange and FCMs may establish margin requirements that are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin to be held by the FCM will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to custodial account of the Fund.

Variation margin payments may be made to and from the futures broker for as long as the contract remains open. The Fund expects to earn income on its margin deposits. The Fund intends to limit its futures-related investment activity so that other than with respect to bona fide hedging activity (as defined in Commodity Futures Trading Commission (“CFTC”) General Regulations Section): (i) the aggregate initial margin and premiums paid to establish commodity futures and commodity option contract positions (determined at the time the most recent position was established) does not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (provided that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating such 5% limitation), or (ii) the aggregate net “notional value” (i.e., the size of a commodity futures or commodity option contract in contract units (taking into account any multiplier specified in the contract), multiplied by the current market price (for a futures contract) or strike price (for an option contract) of each such unit) of all non-hedge commodity futures and commodity option contracts that the Fund has entered into (determined at the time the most recent position was established) does not exceed the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts that the Fund has entered into. Pursuant to published positions of the Commission and interpretations of the staff of the Commission, the Fund (or its custodian) is required to maintain segregated accounts or to segregate assets through notations on the books of the custodian, consisting of liquid assets (or, as permitted under applicable interpretations, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts. These requirements are designed to limit the amount of leverage the Fund may use by entering into futures transactions.

Positions in futures contracts may be closed out only on an exchange that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close a futures position and, in the event of adverse price movements, the Fund would be required to continue to make variation margin deposits. In such circumstances, if the Fund has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures that are traded on national futures exchanges and for which there appears to be a liquid secondary market.

CASH MANAGEMENT PRACTICES

The Fund engages in cash management practices in order to earn income on uncommitted cash balances. Generally, cash is uncommitted pending investment in other securities, payment of redemptions or in other circumstances where the Advisor believes liquidity is necessary or desirable. For example, cash investments may be made for temporary defensive purposes during periods in which market, economic or political conditions warrant.

Pending the investment of new capital in Approved Market equity securities, the Fund may invest cash in short-term repurchase agreements. In addition, the Fund may invest a portion of its assets, ordinarily not more than 10%, in money market instruments, highly liquid debt securities, freely convertible currencies, index futures contracts and options thereon and affiliated and unaffiliated registered and unregistered money market funds (which may involve duplication of certain fees and expenses). The 10% guideline is not an absolute limitation but the Fund does not expect to exceed this guideline under normal circumstances.

With respect to the Fund’s investment in repurchase agreements, in the event of the bankruptcy of the other party to a repurchase agreement, the Fund could experience delay in recovering the securities underlying such agreement. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures

CONVERTIBLE DEBENTURES

The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S. companies organized in Approved Markets. Convertible debentures include corporate bonds and notes that may be converted into or exchanged for common stock. These securities are generally convertible either at a stated price or a stated rate (that is, for a specific number of shares of common stock or other security). As with other fixed income securities, the price of a convertible debenture to some extent varies inversely with interest rates. While providing a fixed income stream (generally higher in yield than the income derived from a common stock but lower than that afforded by a non-convertible debenture), a convertible debenture also affords the investor an opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible. As the market price of the underlying common stock declines, convertible debentures tend to trade increasingly on a yield basis and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the price of a convertible debenture tends to rise as a reflection of the value of the underlying common stock. To obtain such a higher yield, the Fund may be required to pay for a convertible debenture an amount in excess of the value of the underlying common stock. Common stock acquired by the Fund upon conversion of a convertible debenture will generally be held for so long as the Advisor anticipates such stock will provide the Fund with opportunities which are consistent with the Fund’s investment objective and policies.

EXCHANGE TRADED FUNDS

The Fund may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled investments for the purpose of gaining exposure to the equity markets while maintaining liquidity. An ETF is an investment company whose goal is to track or replicate a desired index, such as a sector, market or global segment. ETFs are passively managed, and traded similar to a publicly traded company. The risks and costs of investing in ETFs are comparable to investing in a publicly traded company. The goal of an ETF is to correspond generally to the price and yield performance, before fees and expenses, of its underlying index. The risk of not correlating to the index is an additional risk to the investors of ETFs. When the Fund invests in an ETF, shareholders of the Fund bear their proportionate share of the underlying ETF’s fees and expenses.

DIRECTORS AND OFFICERS

Directors

The Board of Directors of the Fund is responsible for establishing Fund policies and for overseeing the management of the Fund. The Directors of the Fund, including all of the disinterested Directors, have adopted written procedures to monitor potential conflicts of interest that might develop between the Feeder Portfolio and the Fund.

The Board of Directors has two standing committees, the Audit Committee and the Portfolio Performance and Service Review Committee (the “Performance Committee”). The Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson and Abbie J. Smith. Each member of the Audit Committee is a disinterested Director. The Audit Committee for the Board oversees the Fund’s accounting and financial reporting policies and practices, the Fund’s internal controls, the Fund’s financial statements and the independent audits thereof and performs other oversight functions as requested by the Board. The Audit Committee for the Board recommends the appointment of the Fund’s independent registered public accounting firm and also acts as a liaison between the Fund’s independent registered public accounting firm and the full Board. There were four Audit Committee meetings held during the fiscal year ended November 30, 2006.

The Performance Committee is comprised of Messrs. Constantinides and Ibbotson, Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton. Each member of the Fund’s Performance Committee is a disinterested Director. The Performance Committee regularly reviews and monitors the investment performance of the Fund and reviews the performance of the Fund’s service providers. There were three Performance Committee meetings held during the fiscal year ended November 30, 2006.

Certain biographical information for each disinterested Director and each interested Director of the Fund is set forth in the tables below, including a description of each Director’s experience as a Director of the Fund and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Directors

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held
George M. Constantinides Graduate School of Business, University of Chicago 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 59	Director	Since 1993	Leo Melamed Professor of Finance, Graduate School of Business, University of Chicago.	84 portfolios in 4 investment companies

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held
John P. Gould Graduate School of Business, University of Chicago 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 68	Director	Since 1993	Steven G. Rothmeier Distinguished Service Professor of Economics, Graduate School of Business, University of Chicago (since 1965). Member of the Board of Milwaukee Mutual Insurance Company (since 1997). Member Competitive Markets Advisory Committee, Chicago Mercantile Exchange (futures trading exchange) (since 2004). Formerly, Director of UNext Inc. (1999-2006). Formerly, Senior Vice President, Lexecon Inc. (economics, law, strategy, and finance consulting) (1994-2004). Formerly, President, Cardean University (division of UNext) (1999-2001).	84 portfolios in 4 investment companies	Trustee, Harbor Fund (registered investment company) (14 Portfolios) (since 1994).

Roger G. Ibbotson Yale School of Management P.O. Box 208200 New Haven, CT 06520-8200 Age: 63	Director	Since 1993	Professor in Practice of Finance, Yale School of Management (since 1984). Director, BIRR Portfolio Analysis, Inc. (software products) (since 1990). Consultant to Morningstar, Inc. (since 2006). Chairman, CIO and Partner, Zebra Capital Management, LLC (hedge fund manager) (since 2001). Formerly, Chairman, Ibbotson Associates, Inc., Chicago, IL (software, data, publishing and consulting) (1977-2006).	84 portfolios in 4 investment companies

Robert C. Merton Harvard Business School 353 Baker Library Soldiers Field Boston, MA 02163 Age: 62	Director	Since 2003	John and Natty McArthur University Professor, Graduate School of Business Administration, Harvard University (since 1998). George Fisher Baker Professor of Business Administration, Graduate School of Business Administration, Harvard University (1988-1998). Co-founder, Chief Science Officer and Director, Trinsum Group, a successor to Integrated Finance Limited (investment banking advice and strategic consulting) (since 2002). Director, MFRisk, Inc. (risk management software) (since 2001). Director, Peninsula Banking Group (bank) (since 2003). Director, Community First Financial Group (bank holding company) (since 2003). Advisory Board Member, Alpha Simplex Group (hedge fund) (since 2001). Member Competitive Markets Advisory Council, Chicago Mercantile Exchange (futures trading exchange) (since 2004). Formerly, Advisory Board Member, NuServe (insurance software) (2001-2003).	84 portfolios in 4 investment companies	Director, Vical Incorporated (biopharmaceutical product development) (since 2002).

Myron S. Scholes Platinum Grove Asset Management, L.P. Reckson Executive Park 1100 King Street, Building 4 Rye Brook, NY 10573 Age: 65	Director	Since 1993	Frank E. Buck Professor Emeritus of Finance, Stanford University (since 1981). Chairman, Platinum Grove Asset Management L..P. (hedge fund) (formerly, Oak Hill Platinum Partners) (since 1999). Formerly, Managing Partner, Oak Hill Capital Management (private equity firm) (until 2004). Director, Chicago Mercantile Exchange (since 2001).	84 portfolios in 4 investment companies	Director, American Century Fund Complex (registered investment companies) (37 Portfolios) (since 1981); and Director, Chicago Mercantile Exchange Holdings Inc. (since 2000).

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held
Abbie J. Smith Graduate School of Business, University of Chicago 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 53	Director	Since 2000	Boris and Irene Stern Professor of Accounting, Graduate School of Business, University of Chicago (since 1980). Formerly, Marvin Bower Fellow, Harvard Business School (2001-2002).	84 portfolios in 4 investment companies	Director, HNI Corporation (formerly known as HON Industries Inc.) (office furniture) (since 2000) and Director, Ryder System Inc. (transportation, logistics and supply-chain management) (since 2003).

Interested Directors

The following Interested Directors are described as such because they are deemed to be “interested persons,” as that term is defined under the 1940 Act, due to their positions with the Advisor.

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held
David G. Booth 1299 Ocean Avenue Santa Monica, CA 90401 Age: 60	Chairman, Director, President, Chief Executive Officer and Chief Investment Officer	Since 1993	Chairman, Director/Trustee, President, Chief Executive Officer and, formerly, Chief Investment Officer (2003 to 3/30/2007) of the following companies: Dimensional Fund Advisors LP, DFA Securities Inc., the Fund, Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company. Chairman, Director, President, Chief Executive Officer, and Chief Investment Officer of Dimensional Holdings Inc. Director of Dimensional Fund Advisors Ltd. and formerly, Chief Investment Officer. Director, President and Chief Investment Officer (beginning in 2003) of DFA Australia Limited. Formerly, Director of Dimensional Funds PLC. Limited Partner, Oak Hill Partners. Director, University of Chicago Business School. Formerly, Director, SA Funds (registered investment company). Chairman, Director and Chief Executive Officer of Dimensional Fund Advisors Canada Inc. Formerly, Director of Assante Corporation (investment management).	84 portfolios in 4 investment companies

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held
Rex A. Sinquefield The Show Me Institute 7777 Bonhomme Ave., Suite 2150 Clayton, MO 63105 Age: 62	Director	Since 1993	Director/Trustee (and prior to 2006, Chairman, and prior to 2003, Chief Investment Officer) of the following companies: Dimensional Fund Advisors LP, the Fund, Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company. Director of Dimensional Holdings Inc. Prior to 2006, Director (and prior to 2003, Chief Investment Officer) of DFA Australia Limited and DFA Securities Inc. Prior to 2006, Director of Dimensional Fund Advisors Ltd., Dimensional Funds PLC and Dimensional Fund Advisors Canada Inc. Trustee and Member of Investment Committee, St. Louis University (since 2003). Life Trustee and Member of Investment Committee, DePaul University. Director, The German St. Vincent Orphan Home. Member of Investment Committee, Archdiocese of St. Louis. Trustee and Member of Investment Committee, St. Louis Art Museum (since 2005). President and Director, The Show Me Institute (public policy research) (since 2006). Trustee, St. Louis Symphony Orchestra (since 2005). Trustee, Missouri Botanical Garden (since 2005).	84 portfolios in 4 investment companies

[1]	Each Director holds office for an indefinite term until his or her successor is elected and qualified.

[2]

Each Director is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which are: the Fund; DFA Investment Dimensions Group Inc.; Dimensional Investment Group Inc; and The DFA Investment Trust Company.

Information relating to each Director’s ownership (including the ownership of his or her immediate family) in the Fund and in all registered investment companies in the DFA Fund Complex as of December 31, 2006 is set forth in the chart below.

Name	Dollar Range of Fund Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Director in Family of Investment Companies
Disinterested Directors:
George M. Constantinides	None	None
John P. Gould	None	None
Roger G. Ibbotson	None	Over $100,000
Robert C. Merton	None	None
Myron S. Scholes	None	$50,001-100,000
Abbie J. Smith	None	None

Interested Directors:
David G. Booth	None	Over $100,000
Rex A. Sinquefield	None	Over $100,000

Set forth below is a table listing, for each Director entitled to receive compensation, the compensation received from the Fund during the fiscal year ended November 30, 2006 and the total compensation received from all four registered investment companies for which the Advisor served as investment advisor during that same fiscal year. The table also provides the compensation paid by each Fund to the Funds’ Chief Compliance Officer for the fiscal year ended November 30, 2006.

Director	Aggregate Compensation from the Fund*	Pension or Retirement Benefits as Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Fund and DFA Fund Complex†
George M. Constantinides Director	$3,167	N/A	N/A	$130,000
John P. Gould Director	$3,167	N/A	N/A	$130,000
Roger G. Ibbotson Director	$3,348	N/A	N/A	$137,500
Robert C. Merton Director	$3,167	N/A	N/A	$130,000
Myron S. Scholes Director	$3,167	N/A	N/A	$130,000
Abbie J. Smith Director	$3,167	N/A	N/A	$130,000
Christopher S. Crossan Chief Compliance Officer	$6,440	N/A	N/A	N/A

†	The term DFA Fund Complex refers to the four registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.

*	Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the disinterested Directors of the Fund may defer receipt of all or a portion of the compensation for serving as members of the four Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”). Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds”). The amounts ultimately received by the disinterested Directors under the Plan will be directly linked to the investment performance of the Reference Funds. Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any disinterested Director or to pay any particular level of compensation to the disinterested Director. The total amount of deferred compensation accrued by the disinterested Directors from the DFA Fund Complex who participated in the Plan during the fiscal year ended November 30, 2006 is as follows: $130,000 (Mr. Gould), $137,500 (Mr. Ibbotson); $130,000 (Mr. Scholes); and $130,000 (Ms. Smith). A disinterested Director’s deferred compensation will be distributed at the earlier of: (a) January in the year after the disinterested Director’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability, or (b) five years following the first deferral, in such amounts as the disinterested Director has specified. The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

Below is the name, age, and information regarding positions with the Fund and the principal occupation for each officer of the Fund. The address of each officer is 1299 Ocean Avenue, Santa Monica, CA 90401. Each of the officers listed below holds the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors LP, Dimensional Holdings Inc., DFA Securities Inc., DFA Investment Dimensions Group Inc.,

Dimensional Investment Group Inc., The DFA Investment Trust Company, and Dimensional Emerging Markets Value Fund Inc. (collectively, the “DFA Entities”).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
M. Akbar Ali Age: 35	Vice President	Since 2005	Vice President of all the DFA Entities. Portfolio Manager of Dimensional Fund Advisors LP (since August 2002). Formerly, Graduate Student at the University of California, Los Angeles (August 2000 to June 2002); Senior Technology Office at JPMorgan Chase & Co. (February 1997 to June 2000).

Darryl Avery Age: 40	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, institutional client service representative of Dimensional Fund Advisors LP (June 2002 to January 2005); institutional client service and marketing representative for Metropolitan West Asset Management (February 2001 to February 2002); institutional client service and marketing representative for Payden & Rygel (June 1990 to January 2001).

Arthur H. Barlow Age: 51	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Scott A. Bosworth Age: 38	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since November 1997).

Valerie A. Brown Age: 40	Vice President and Assistant Secretary	Since 2001	Vice President and Assistant Secretary of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada Inc. Legal counsel for Dimensional Fund Advisors LP.

David P. Butler Age: 42	Vice President	Since 2007	Vice President of all the DFA Entities. Director of US Financial Services of Dimensional Fund Advisors LP (since January 2005). Formerly, Regional Director of Dimensional Fund Advisors LP (January 1995 to January 2005).

Patrick Carter Age: 45	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since March 2006). Formerly, Director of Merrill Lynch Retirement Group (December 1998 to March 2006).

Stephen A. Clark Age: 34	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Portfolio Manager of Dimensional Fund Advisors LP (April 2001 to April 2004); Graduate Student at the University of Chicago (September 1998 to March 2001).

Truman A. Clark Age: 64	Vice President	Since 1996	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Robert P. Cornell Age: 58	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Financial Services Group of Dimensional Fund Advisors LP (since August 1993).

Christopher S. Crossan Age: 41	Vice President and Chief Compliance Officer	Since 2004	Vice President and Chief Compliance Officer of all the DFA Entities. Formerly, Senior Compliance Officer of INVESCO Institutional, Inc. and its affiliates (August 2000 to January 2004).

James L. Davis Age: 50	Vice President	Since 1999	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Robert T. Deere Age: 49	Vice President	Since 1994	Vice President of all the DFA Entities and DFA Australia Limited.

Robert W. Dintzner Age: 37	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to April 2001, marketing supervisor and marketing coordinator for Dimensional Fund Advisors LP.

Kenneth Elmgren Age: 52	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Managing Principal of Beverly Capital (May 2004 to September 2006); Principal of Wydown Capital (September 2001 to May 2004).

Richard A. Eustice Age: 41	Vice President and Assistant Secretary	Since 1998	Vice President and Assistant Secretary of all the DFA Entities and DFA Australia Limited. Formerly, Vice President of Dimensional Fund Advisors Ltd.

Eugene F. Fama, Jr. Age: 46	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Gretchen A. Flicker Age: 35	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, institutional client service representative of Dimensional Fund Advisors LP.

Glenn S. Freed Age: 45	Vice President	Since 2001	Vice President of all the DFA Entities. Formerly, Professor and Associate Dean of the Leventhal School of Accounting (September 1998 to August 2001) and Academic Director Master of Business Taxation Program (June 1996 to August 2001) at the University of Southern California Marshall School of Business.

Jennifer Fromm Age: 33	Vice President	Since 2006	Vice President of all of the DFA Entities. Prior to July 2006, counsel of Dimensional Fund Advisors LP. Formerly, Vice President, Secretary and Chief Compliance Officer for SA Funds-Investment Trust, an investment company (September 2000 to February 2005), and various positions including Associate General Counsel for Loring Ward Group Inc. and its registered investment advisor subsidiaries (September 2000 to September 2004). Prior to September 2004, Associate Counsel for State Street Corporation.

Mark R. Gochnour Age: 39	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP.

Henry F. Gray Age: 39	Vice President	Since 2000	Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager of Dimensional Fund Advisors LP. Formerly, Vice President of DFA Australia Limited.

John T. Gray Age: 32	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Regional Director of Dimensional Fund Advisors LP (January 2005 to February 2007); Client Services Coordinator of Dimensional Fund Advisors LP (December 1999 to December 2002).

Darla Hastings Age: 51	Vice President	Since 2007	Vice President of all the DFA Entities. Chief Marketing Officer of Dimensional Fund Advisors LP. Formerly, Senior Vice President, Customer Experience for Benchmark Assisted Living (May 2005 to April 2006); Executive Vice President and Chief Marketing Officer of State Street Corporation (September 2001 to October 2005).

Joel H. Hefner Age: 39	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors LP (since June 1998).

Julie C. Henderson Age: 33	Vice President and Fund Controller	Since 2005	Vice President and Fund Controller of all the DFA Entities. Formerly, Senior Manager at PricewaterhouseCoopers LLP (July 1996 to April 2005).

Kevin B. Hight Age: 39	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Regional Director of Dimensional Fund Advisors LP (March 2003 to March 2005); Vice President and Portfolio Manager for Payden & Rygel (July 1999 to February 2003).

Christine W. Ho Age: 39	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Assistant Controller of Dimensional Fund Advisors LP.

Jeff J. Jeon Age: 33	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Counsel of Dimensional Fund Advisors LP. Formerly, Associate at Gibson, Dunn & Crutcher LLP (September 1997 to August 2001).

Patrick M. Keating Age: 52	Vice President	Since 2003	Vice President of all the DFA Entities and Chief Operating Officer of Dimensional Fund Advisors LP. Director and Vice President of Dimensional Fund Advisors Canada Inc. Formerly, Director, President and Chief Executive Officer of Assante Asset Management Inc. (October 2000 to December 2002); Director of Assante Capital Management (October 2000 to December 2002); President and Chief Executive Officer of Assante Capital Management (October 2000 to April 2001); Executive Vice President of Assante Corporation (May 2001 to December 2002); Director of Assante Asset Management Ltd. (September 1997 to December 2002); President and Chief Executive Officer of Assante Asset Management Ltd. (September 1998 to May 2001).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Joseph F. Kolerich Age: 35	Vice President	Since 2004	Vice President of all the DFA Entities. Portfolio Manager for Dimensional Fund Advisors LP (April 2001 to April 2004). Prior to April 2004, a trader at Lincoln Capital Fixed Income Management (formerly Lincoln Capital Management Company).

Michael F. Lane Age: 39	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Vice President of Advisor Services at TIAA-CREF (July 2001 to September 2004); President of AEGON, Advisor Resources (September 1994 to June 2001).

Kristina M. LaRusso Age: 31	Vice President	Since 2006	Vice President of all DFA Entities. Formerly, Operations Supervisor of Dimensional Fund Advisors LP (March 2003 to December 2006); Operations Coordinator of Dimensional Fund Advisors LP (March 1998 to March 2003).

Juliet H. Lee Age: 36	Vice President	Since 2005	Vice President of all the DFA Entities. Human Resources Manager of Dimensional Fund Advisors LP (since January 2004). Formerly, Assistant Vice President for Metropolitan West Asset Management LLC (February 2001 to December 2003); Director of Human Resources for Icebox, LLC (March 2000 to February 2001).

Natalie Maniaci Age: 37	Vice President	Since 2005	Vice President of all the DFA Entities. Counsel of Dimensional Fund Advisors LP (since July 2003). Formerly, Associate at Gibson Dunn & Crutcher LLP (October 1999 to July 2003).

David R. Martin Age: 50	Vice President, Chief Financial Officer and Treasurer	Since 2007	Vice President, Chief Financial Officer and Treasurer of all the DFA Entities. Formerly, Executive Vice President and Chief Financial Officer of Janus Capital Group Inc. (June 2005 to March 2007); Senior Vice President of Finance at Charles Schwab & Co., Inc. (March 1999 to May 2005).

Heather E. Mathews Age: 37	Vice President	Since 2004	Vice President of all the DFA Entities and Dimensional Fund Advisors Ltd. Prior to April 2004, Portfolio Manager for Dimensional Fund Advisors LP; Graduate Student at Harvard University (August 1998 to June 2000).

David M. New Age: 47	Vice President	Since 2003	Vice President of all the DFA Entities. Formerly, Client Service Manager of Dimensional Fund Advisors LP. Formerly, Director of Research, Wurts and Associates (investment consulting firm) (December 2000 to June 2002).

Catherine L. Newell Age: 42	Vice President and Secretary	Vice President since 1997 and Secretary since 2000	Vice President and Secretary of all the DFA Entities. Vice President and Assistant Secretary of DFA Australia Limited. Director, Vice President and Secretary of Dimensional Fund Advisors Ltd. (since February 2002, April 1997, and May 2002, respectively). Vice President and Secretary of Dimensional Fund Advisors Canada Inc. Director of Dimensional Funds PLC. Formerly, Assistant Secretary of all DFA Entities and Dimensional Fund Advisors Ltd.

Gerard K. O’Reilly Age: 30	Vice President	Since 2007	Vice President of all the DFA Entities. Formerly, Research Associate of Dimensional Fund Advisors LP (2004 to 2006); Research Assistant in PhD program, Aeronautics Department California Institute of Technology (1998 to 2004).

Carmen Palafox Age: 32	Vice President	Since 2006	Vice President of all the DFA Entities. Operations Manager of Dimensional Fund Advisors LP (since May 1996).

Sonya K. Park Age: 34	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Institutional client service representative of Dimensional Fund Advisors LP (February 2002 to January 2005); Associate Director at Watson Pharmaceuticals Inc. (January 2001 to February 2002); Graduate student at New York University (February 2000 to December 2000).

David A. Plecha Age: 45	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Ltd.

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Eduardo A. Repetto Age: 40	Vice President and Chief Investment Officer	Vice President Since 2002 and Chief Investment Officer since 2007	Chief Investment Officer (beginning March 2007) and Vice President of all the DFA Entities and Dimensional Fund Advisors LP. Formerly, Research Associate for Dimensional Fund Advisors LP (June 2000 to April 2002); Research scientist (August 1998 to June 2000), California Institute of Technology.

L. Jacobo Rodríguez Age: 35	Vice President	Since 2005	Vice President of all the DFA Entities. Formerly, Institutional client service representative of Dimensional Fund Advisors LP (August 2004 to July 2005); Financial Services Analyst, Cato Institute (September 2001 to June 2004); Book Review Editor, Cato Journal, Cato Institute (May 1996 to June 2004); Assistant Director, Project on Global Economic Liberty, Cato Institute (January 1996 to August 2001).

Michael T. Scardina Age: 51	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada Inc. Director of Dimensional Fund Advisors Ltd. (since February 2002) and Dimensional Funds PLC (since January 2002). Formerly, Chief Financial Officer and Treasurer of all the DFA Entities (1993 to March 2007).

David E. Schneider Age: 61	Vice President	Since 2001	Vice President of all the DFA Entities. Director of Institutional Services. Prior to 2001, Regional Director of Dimensional Fund Advisors LP.

Ted R. Simpson Age: 38	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors (since December 2002). Formerly, contract employee with Dimensional Fund Advisors (April 2002 to December 2002).

Bryce D. Skaff Age: 32	Vice President	Since 2007	Vice President of all the DFA Entities. Regional Director of Dimensional Fund Advisors (since December 1999).

Grady M. Smith Age: 51	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Portfolio Manager of Dimensional Fund Advisors LP (August 2001 to April 2004); Principal of William M. Mercer, Incorporated (July 1995 to June 2001).

Carl G. Snyder Age: 43	Vice President	Since 2000	Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager of Dimensional Fund Advisors LP. Formerly, Vice President of DFA Australia Limited.

Lawrence R. Spieth Age: 59	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Regional Director of Dimensional Fund Advisors LP.

Bradley G. Steiman Age: 34	Vice President	Since 2004	Vice President of all the DFA Entities and Director and Vice President of Dimensional Fund Advisors Canada Inc. Prior to April 2002, Regional Director of Dimensional Fund Advisors LP. Formerly, Vice President and General Manager of Assante Global Advisors (July 2000 to April 2002); Vice President of Assante Asset Management Inc. (March 2000 to July 2000); Private Client Manager at Loring Ward Investment Counsel Ltd. (June 1997 to February 2002).

Karen E. Umland Age: 41	Vice President	Since 1997	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd., and Dimensional Fund Advisors Canada Inc.

Carol W. Wardlaw Age: 48	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Regional Director of Dimensional Fund Advisors LP.

Weston J. Wellington Age: 56	Vice President	Since 1997	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited.

Daniel M. Wheeler Age: 62	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to 2001 and currently, Director of Global Financial Advisor Services of Dimensional Fund Advisors LP. Director of Dimensional Fund Advisors Ltd. (since October 2003) and President of Dimensional Fund Advisors Canada Inc. (since June 2003).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Ryan Wiley Age: 30	Vice President	Since 2007	Vice President of all the DFA Entities. Senior Trader of Dimensional Fund Advisors LP. Formerly, Portfolio Manager (2006 to 2007); Trader (2001 to 2006); and Trading Assistant of Dimensional Fund Advisors LP (1999 to 2001).

Paul E. Wise Age: 52	Vice President	Vice President Since 2005	Vice President of all the DFA Entities. Chief Technology Officer for Dimensional Fund Advisors LP (since 2004). Formerly, Principal of Turnbuckle Management Group (January 2002 to August 2004); Vice President of Information Technology of AIM Management Group (March 1997 to January 2002).

[1]	Each officer holds office for an indefinite term at the pleasure of the Board of Directors and until his or her successor is elected and qualified.

As of February 28, 2007, directors and officers as a group own less than 1% of the Fund’s outstanding stock.

SERVICES TO THE FUND

Administrative Services

PFPC Inc. (“PFPC”), 301 Bellevue Parkway, Wilmington, DE 19809, serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund. The services provided by PFPC are subject to supervision by the executive officers and the Board of Directors of the Fund, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with the Fund’s custodian, and transfer and dividend disbursing agency services. For the administrative and accounting services provided by PFPC, the Fund pays PFPC annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate average net assets of the Fund Complex, which includes four registered investment companies and a group trust. The fee schedule is set forth in the table below:

.0110% of the Fund Complex’s first $50 billion of average net assets;

.0085% of the Fund Complex’s next $25 billion of average net assets; and

.0075% of the Fund Complex’s average net assets in excess of $75 billion.

The fees charged to the Fund under the fee schedule are allocated to the Fund based on the Fund’s pro-rata portion of the aggregate net assets of the Fund Complex.

The Fund is also subject to a monthly base fee of $2,083. In addition, the Fund pays separate fees to PFPC with respect to the services PFPC provides as transfer agent and dividend disbursing agent of the Fund.

Custodian

Citibank, N.A., 111 Wall Street, New York, New York, 10005, the custodian for the Fund, maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund’s portfolio securities.

Distributor

The Fund’s shares are distributed by DFA Securities Inc. (“DFAS”), a wholly-owned subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The principal business address of DFAS is 1299 Ocean Avenue, Santa Monica, California 90401.

DFAS acts as an agent of the Fund by serving as the principal underwriter of the Fund’s shares. Pursuant to the Fund’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Fund, which are continuously offered. No sales charges are paid by investors or the Fund. No compensation is paid by the Fund to DFAS under the Distribution Agreement.

Legal Counsel

Stradley, Ronon, Stevens & Young, LLP serves as legal counsel to the Funds. Its address is 2600 One Commerce Square, Philadelphia, PA 19103-7098.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) is the independent registered public accounting firm to the Fund and audits the annual financial statements of the Fund. The address of PwC is Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7042.

ADVISORY FEES

For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the aggregate net assets of the Fund. For the fiscal years ending November 30, 2006, 2005 and 2004, the Fund paid management fees to the Advisor for its services of $3,397,000, $1,799,000 and $852,000, respectively. David G. Booth and Rex A. Sinquefield, directors and officers of both the Fund and the Advisor, and shareholders of the outstanding stock of the Advisor’s general partner, may be deemed controlling persons of the Advisor.

The Advisor pays DFAL quarterly fees of 12,500 pounds sterling and DFA Australia fees of $13,000 per year for services to the Fund.

PORTFOLIO MANAGERS

In accordance with the team approach used to manage the Fund, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund including running buy and sell programs based on the parameters established by the Investment Committee. Karen E. Umland is the portfolio manager that coordinates the efforts of all other portfolio managers with respect to the day-to-day management of the Fund.

Investments in the Fund

The portfolio manager and her immediate family did not own any shares of the Fund or any feeder funds that invest solely in the Fund as of November 30, 2006.

Description of Compensation Structure

Portfolio managers receive a base salary and bonus. Compensation of a portfolio manager is determined at the discretion of the Advisor and is based on a portfolio manager’s experience, responsibilities, the perception of the quality of his or her work efforts and other subjective factors. The compensation of portfolio managers is not directly based upon the performance of the funds or other accounts that the portfolio managers manage. The Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as it deems necessary to reflect changes in the market. Each portfolio manager’s compensation consists of the following:

•	Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.

•	Semi-Annual Bonus. Each portfolio manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.

Portfolio managers may be awarded the right to purchase restricted shares of the Advisor’s stock as determined from time to time by the Board of Directors of the Advisor or its delegees. Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.

Other Managed Accounts

In addition to the Fund, the portfolio manager manages (i) other U.S. registered investment companies advised or sub-advised by the Advisor; (ii) other pooled investment vehicles that are not U.S. registered mutual funds; and (iii) other accounts managed for organizations and individuals. The following table sets forth information regarding the total accounts for which the portfolio manager has the day-to-day management responsibilities.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of November 30, 2005
Karen E. Umland

•     24 U.S. registered mutual funds with $35,356 million in total assets under management.

•     4 unregistered pooled investment vehicles with $557 million in total assets under management.

•     7 other accounts with $2,896 million in total assets under management.

Potential Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to more than the Fund and other accounts. Other accounts include registered mutual funds (other than the Fund), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”). An Account may have similar investment objectives to the Fund, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by the Fund. Actual or apparent conflicts of interest include:

•

Time Management. The management of the Fund and Accounts may result in a portfolio manager devoting unequal time and attention to the management of the Fund and Accounts. The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most Accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the Fund.

•

Investment Opportunities. It is possible that at times identical securities will be held by the Fund and other Accounts. However, positions in the same security may vary and the length of time that the Fund or any Account may choose to hold its investment in the same security may likewise vary. If a portfolio manager identifies a limited investment opportunity that may be suitable for the Fund or other Accounts, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across the Fund and all eligible Accounts. To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across the Fund and multiple Accounts.

•

Broker Selection. With respect to securities transactions for the Fund, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for the Fund and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the Account.

•

Performance-Based Fees. For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee. These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.

•

Investment in a Portfolio. The portfolio manager or her relatives may invest in the Fund or a fund that solely invests in the Fund and a conflict may arise where she may therefore have an incentive to treat the Fund in which the portfolio manager or her relatives invest preferentially as compared to other Accounts for which she has portfolio management responsibilities.

The Advisor and the Fund have adopted certain compliance procedures that are reasonably designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

GENERAL INFORMATION

The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund’s registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemption or any other feature. On December 2, 1998, the Fund changed its name from Dimensional Emerging Markets Fund Inc. to Dimensional Emerging Markets Value Fund Inc.

On November 21, 1997, the shareholders of the Fund approved the Fund’s conversion from a closed-end management investment company to an open-end management investment company registered with the SEC. The Fund commenced operations as an open-end company on November 26, 1997.

CODE OF ETHICS

The Fund, the Advisor and DFAS have adopted a Code of Ethics, under Rule 17j-1 of the 1940 Act, for certain access persons of the Fund. The Code is designed to ensure that access persons act in the interest of the Fund and its shareholders, with respect to any personal trading of securities. Under the Code, access persons are generally prohibited from knowingly buying or selling securities (except for mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by the Fund unless their proposed purchases are approved in advance. The Code also contains certain reporting requirements and securities trading clearance procedures.

SHAREHOLDER RIGHTS

The shares of the Fund, when issued and paid for in accordance with Part A, will be fully paid and non-assessable shares. Each share of common stock of the Fund represents an equal proportional interest in the assets and liabilities of the Fund and has identical, non-cumulative voting, dividend, redemption liquidation, and other rights and preferences.

With respect to matters which require shareholder approval, shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares which they hold, except as otherwise required by applicable law. If liquidation of the Fund should occur, shareholders would be entitled to receive on a per class basis the assets of the particular class whose shares they own, as well as a proportionate share of Fund assets not attributable to any particular class. Ordinarily, the Fund does not intend to hold annual meetings of its shareholders, except as required by the 1940 Act or other applicable law. The Fund’s bylaws provide that special meetings of its shareholders shall be called at the written consent of 10% of the shareholders. Such meeting may be called to consider any matter, including the removal of one or more directors. Shareholders will receive shareholder communications with respect to such matters as required by the 1940 Act, including semi-annual and annual financial statements of the Fund, the latter being audited.

Shareholder inquiries may be made by writing or calling the Fund at the address or telephone number appearing on the cover of this Part B. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

PRINCIPAL HOLDERS OF SECURITIES

As of February 28, 2007, no person may be deemed to control the Fund either by owning more than 25% of the voting securities of the Fund directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of the Feeder Portfolio that invests its assets in the Fund.

As of February 28, 2007, the following shareholders owned beneficially at least 5% of the outstanding shares of the Fund, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299 Ocean Avenue, Santa Monica, CA 90401:

Emerging Markets Value Portfolio of DFA Investment Dimensions Group Inc.	89.08%

BellSouth Master Pension Trust 1155 Peachtree Street, N.E. Atlanta, Georgia 30309-7629	7.82%

PURCHASE OF SHARES

The following information supplements the information set forth in Part A under the caption “PURCHASE OF SHARES.”

The Fund will accept purchase and redemption orders on each day that the New York Stock Exchange (“NYSE”) is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Fund will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good

Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund. Securities accepted in exchange for shares of the Fund will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.

Reimbursement fees may be charged prospectively from time to time based upon the future experience of the Fund, which is currently sold at net asset value. Any such charges will be described in the prospectus.

REDEMPTION OF SHARES

The following information supplements the information set forth in Part A under the caption “REDEMPTION OF SHARES.”

The Fund may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the NYSE is restricted as determined by the SEC; (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets; and (3) for such other periods as the SEC may permit.

TAXATION OF THE FUND

The following is a summary of some of the federal income tax consequences that may affect the Fund. Unless your investment in the Fund is through a retirement plan, you should consider the tax implications of investing and consult your own tax adviser.

Distributions of Net Investment Income

The Fund derives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes its net investment income from which dividends may be paid to you. If you are a taxable investor, any distributions by the Fund from such income (other than qualified dividends) will be taxable to you at ordinary income tax rates, whether you take them in cash or in additional shares. A portion of the income dividends paid to shareholders may be qualified dividends eligible to be taxed at reduced rates.

Distributions of Capital Gain

The Fund may realize a capital gain or loss in connection with sales or other dispositions of its Fund securities. Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be taxable to you as ordinary income. Distributions paid from the excess of net long-term capital gain over net short-term capital loss will be taxable to you as long-term capital gain, regardless of how long you have held your shares in the Fund. Any net capital gain of the Fund generally will be distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate excise or income taxes on the Fund.

Returns of Capital

If the Fund’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution generally will not be taxable, but will reduce each shareholder’s cost basis in the Fund and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold. Any return of capital in excess of a shareholder’s basis, however, is taxable as a capital gain.

Effect of Foreign Withholding Taxes

In general. The Fund may be subject to foreign withholding taxes on income from certain foreign securities. This, in turn, could reduce the Fund’s income dividends paid to shareholders.

Pass-through of foreign tax credits. If more than 50% in value of the total assets of the Fund is invested in securities of foreign corporations, the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made, the Fund may report more taxable income to you than it actually distributes. You will then be entitled either to deduct your share of these taxes in computing your taxable income, or to claim a foreign tax credit for these taxes against your U.S. federal income tax (subject to limitations for certain shareholders). The Fund will provide you with the information necessary to complete your personal income tax return if it makes this election.

The amount of any foreign tax credits available to you (as a result of the pass-through to you of your pro rata share of foreign taxes by paid by the Fund) will be reduced if you receive from the Fund qualifying dividends from qualifying foreign corporations that are subject to tax at reduced rates. Shareholders in these circumstances should talk with their personal tax advisors about their foreign tax credits and the procedures that they should follow to claim these credits on their personal income tax returns.

Effect of foreign debt investments on distributions. Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to you as ordinary income, and any losses reduce the Fund’s ordinary income otherwise available for distribution to you. This treatment could increase or decrease the Fund’s ordinary income distributions to you, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital.

PFIC securities. The Fund may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (“PFICs”). When investing in PFIC securities, the Fund intends to mark-to-market these securities and will recognize any gains at the end of its fiscal year. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that the Fund is required to distribute, even though it has not sold the securities. You should also be aware that the designation of a foreign security as a PFIC security will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends. These dividends generally will not qualify for the reduced rate of taxation on qualified dividends when distributed to you by the Fund. In addition, if the Fund is unable to identify an investment as a PFIC and thus does not make a mark-to-market election, the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains.

Information on the Amount and Tax Character of Distributions.

The Fund will inform you of the amount and character of your distributions at the time they are paid, and will advise you of the tax status of such distributions for federal income tax purposes shortly after the close of each calendar year. If you have not held Fund shares for a full year, the Fund may designate and distribute to you, as ordinary income, qualified dividends, or capital gains, and in the case of non-U.S. shareholders the Fund may further designate and distribute as interest-related dividends and short-term capital gain dividends, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Fund. Taxable Distributions declared by the Fund in December to shareholders of record in such month, but paid in January, are taxable to you as if they were paid in December.

Election to be Taxed as a Regulated Investment Company

The Fund intends to qualify each year as a regulated investment company by satisfying certain distribution and asset diversification requirements under the Internal Revenue Code (the “Code”). As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to its shareholders. The Board of Directors reserves the right not to distribute the Fund’s net long-term capital gain or not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders. If net long-term capital gain is retained, the Fund would be taxed on the gain, and shareholders would be notified that they are entitled to a credit or refund for the tax paid by the Fund. If the Fund fails to qualify as a regulated investment company, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you would be taxed as qualified dividend income to the extent of such Fund’s earnings and profits.

In order to qualify as a regulated investment company for federal income tax purposes, the Fund must meet certain specific requirements, including:

(i) The Fund must maintain a diversified Fund of securities, wherein no security, including the securities of a qualified publicly traded partnership (other than U.S. government securities and securities of other regulated investment companies) can exceed 25% of the Fund’s total assets, and, with respect to 50% of the Fund’s total assets, no investment (other than cash and cash items, U.S. government securities and securities of other regulated investment companies) can exceed 5% of the Fund’s total assets or 10% of the outstanding voting securities of the issuer;

(ii) The Fund must derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies, and net income derived from an interest in a qualified publicly traded partnership; and

(iii) The Fund must distribute to its shareholders at least 90% of its investment company taxable income and net tax-exempt income for each of its fiscal years.

Excise Tax Distribution Requirement

To avoid federal excise taxes, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve-month period ending November 30; and 100% of any undistributed amounts from the prior year. The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December) but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Sales, Exchanges and Redemption of Fund Shares

In general. If you are a taxable investor, sales, exchanges and redemptions (including redemptions in kind) are taxable transactions for federal and state income tax purposes. If you redeem your Fund shares the Internal Revenue Service requires you to report any gain or loss on your redemption. If you held your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you have held your shares.

Redemptions at a loss within six months of purchase. Any loss incurred on a redemption of shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributed to you by the Fund on those shares.

Wash sales. All or a portion of any loss that you realize on a redemption of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares.

U.S. Government Obligations

To the extent the Fund invests in certain U.S. government obligations, dividends paid by the Fund to shareholders that are derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Fund. The income on Fund investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (GNMA) or Federal National Mortgage Association (FNMA) securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporate shareholders.

Qualified Dividend Income for Individuals

For individual shareholders, a portion of the dividends paid by the Fund may be qualified dividends eligible for taxation at long-term capital gain rates. This reduced rate generally is available for dividends paid by the Fund out of dividends earned on the Fund’s investment in stocks of domestic corporations and qualified foreign corporations.

Both the Fund and the investor must meet certain holding period requirements to qualify Fund dividends for this treatment. Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend. Similarly, investors must hold their Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund distribution goes ex-dividend. The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment. When counting the number of days you held your Fund shares, include the day you sold your shares but not the day you acquired these shares.

While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes. For example, you will not be allowed to offset your long-term capital losses against qualified dividend income on your federal income tax return. Any qualified dividend income that you elect to be taxed at these reduced rates also cannot be used as investment income in determining your allowable investment interest expense. For other limitations on the amount of or use of qualified dividend income on your income tax return, please contact your personal tax advisor.

After the close of its fiscal year, the Fund will designate the portion of its ordinary dividend income that meets the definition of qualified dividend income taxable at reduced rates. If 95% or more of the Fund’s income is from qualified sources, it will be allowed to designate 100% of its ordinary income distributions as qualified dividend income.

Dividends-Received Deduction for Corporations

For corporate shareholders, a portion of the dividends paid by the Fund may qualify for the dividends-received deduction. The portion of dividends paid by the Fund that so qualifies will be designated each year in a notice mailed to the Fund’s shareholders, and cannot exceed the gross amount of dividends received by the Fund from domestic (U.S.) corporations that would have qualified for the dividends-received deduction in the hands of the Fund if the Fund was a regular corporation. Dividends paid by the Fund from interest on debt securities or dividends earned on Fund securities of non-U.S. issuers are not expected to qualify for the corporate dividends-received deduction. Because Fund’s income is derived primarily from foreign issuers, none or only a small amount of its distributions are expected to qualify for the corporate dividends-received deduction.

The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions imposed under the Code on the corporation claiming the deduction. The amount that the Fund may designate as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were debt-financed or held by the Fund for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend. Similarly, if your Fund shares are debt-financed or held by you for less than a 46-day period then the dividends-received deduction for Fund dividends on your shares may also be reduced or eliminated. Even if designated as dividends eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in your alternative minimum taxable income calculation.

Complex Securities

The Fund may invest in complex securities and such investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains or losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund, defer the Fund’s ability to recognize losses, and subject the Fund to U.S. federal income tax on income from certain of the Fund’s foreign investments. In turn, these rules may affect the amount, timing and/or tax character of the Fund’s income and, in turn, of the income distributed to you.

Derivatives. The Fund is permitted to invest in certain options, futures and foreign currency contracts. If the Fund makes these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts. Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses. In determining its net income for excise tax purposes, the Fund also would be required to mark-to-market these contracts annually as of November 30 (for capital gain net income and ordinary income arising from certain foreign currency contracts), and to realize and distribute any resulting income and gains.

Securities lending. The Fund’s entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income and, to the extent that debt securities are loaned, will generally not qualify as qualified interest income for foreign withholding tax purposes.

Tax straddles. The Fund’s investment in options, futures and foreign currency contracts in connection with certain hedging transactions could cause the Fund to hold offsetting positions in securities. If the Fund’s risk of loss with respect to specific securities in its Fund is substantially diminished by the fact that it holds other securities, the Fund could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

Investment in certain mortgage pooling vehicles (excess inclusion income). The Fund may invest in REITs that invest in residual interests in certain mortgage pooling vehicles formed as real estate mortgage investment conduits (“REMICs”) or qualify as a taxable mortgage pool. The portion of the Fund’s income received from REMIC residual interests, either directly or through an investment in a REIT that holds such interests or qualifies as a taxable mortgage pool (such income is referred to in the Code as “excess inclusion income”) generally is required to be allocated to the Fund’s shareholders in proportion to the dividends paid to such shareholders with the same consequences as if the shareholders received the excess inclusion income directly.

Under these rules, the Fund will be taxed at the highest corporate income tax rate on its excess inclusion income that is allocable to the percentage of its shares held in record name by “disqualified organizations,” which generally are certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on unrelated business taxable income. To the extent that Fund shares owned by “disqualified organizations” are held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of the Fund’s excess inclusion income allocable to Fund shares held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” The Fund expects that disqualified organizations own their shares. Because this tax is imposed at the Fund level, all shareholders, including shareholders that are not disqualified organizations, indirectly will bear a portion of the tax cost associated with the Fund’s receipt of excess inclusion income. However, to the extent permissible under the 1940 Act, regulated investment companies such as the Fund are permitted under Treasury Regulations to specially allocate this tax expense to the disqualified organizations to which it is attributable, without a concern that such an allocation will constitute a preferential dividend.

In addition, with respect to Fund shareholders who are not nominees, for Fund taxable years beginning on or after January 1, 2007, the Fund must report excess inclusion income to shareholders in two cases:

•

If the excess inclusion income received by the Fund from all sources exceeds 1% of the Fund’s gross income, it must inform the non-nominee shareholders of the amount and character of excess inclusion income allocated to them; and

•

If the Fund receives excess inclusion income from a REIT whose excess inclusion income in its most recent tax year ending not later than nine months before the first day of the Fund’s taxable year exceeded 3% of the REIT’s total dividends, the Fund must inform its non-nominee shareholders of the amount and character of the excess inclusion income allocated to them from such REIT.

Under these rules, the taxable income of any Fund shareholder can in no event be less that the sum of the excess inclusion income allocated to that shareholder and any such excess inclusion income cannot be offset by net operating losses of the shareholder. If the shareholder is a tax-exempt entity and not a “disqualified organization,” then this income is fully taxable as unrelated business taxable income under the Code. Charitable reminder trusts do not incur UBTI by receiving excess inclusion income from the Fund. If the shareholder is a non-U.S. person, such shareholder would be subject to U.S. federal income tax withholding at a rate of 30% on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, a regulated investment company, common trust fund or other pass-through entity, such shareholder’s allocable share of the Fund’s excess inclusion income would be considered excess inclusion income of such entity and such entity would be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. Accordingly, investors should be aware that a portion of the Fund’s income may be considered excess inclusion income.

Investments in securities of uncertain tax character. The Fund may invest in securities the U.S. Federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell securities, or otherwise change its Fund, in order to comply with the tax rules applicable to regulated investment companies under the Code.

Backup Withholding

By law, the Fund must withhold a portion of your taxable dividends and sales proceeds unless you:

•	provide your correct social security or taxpayer identification number,

•	certify that this number is correct,

•	certify that you are not subject to backup withholding, and

•	certify that you are a U.S. person (including a U.S. resident alien).

The Fund also must withhold if the IRS instructs it to do so. When withholding is required, the amount will be 28% of any dividends or proceeds paid. The special U.S. tax certification requirements applicable to non-U.S. investors are described under the “Non-U.S. Investors” heading below.

Non-U.S. Investors

Non-U.S. investors (shareholders who, as to the United States, are a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership) may be subject to U.S. withholding and estate tax and are subject to special U.S. tax certification requirements. Non-U.S. investors should consult their tax advisors about the applicability of U.S. tax withholding and the use of the appropriate forms to certify their status.

In general. The United States imposes a flat 30% withholding tax (or a withholding tax at a lower treaty rate) on U.S. source dividends, including on income dividends paid to you by the Fund, subject to certain exemptions for dividends designated as capital gain dividends, short-term capital gain dividends and interest-related dividends as described below. However, notwithstanding such exemptions from U.S. withholding at the source, any dividends and distributions of income and capital gains, including the proceeds from the sale of your Fund shares, will be subject to backup withholding at a rate of 28% if you fail to properly certify that you are not a U.S. person.

Capital gain dividends & short-term capital gain dividends. In general, capital gain dividends paid by the Fund from either long-term or short-term capital gains (other than gain realized on disposition of U.S. real property interests) are not subject to U.S. withholding tax unless you are a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.

Interest-related dividends. Also, interest-related dividends paid by the Fund from qualified interest income are not subject to U.S. withholding tax. “Qualified interest income” includes, in general, U.S. source (1) bank deposit interest, (2) short-term original discount and (3) interest (including original issue discount, market discount, or acquisition discount) on an obligation which is in registered form, unless it is earned on an obligation issued by a corporation or partnership in which the Fund is a 10-percent shareholder or is contingent interest, and (4) any interest-related dividend from another regulated investment company. On any payment date, the amount of an income dividend that is designated by the Fund as an interest-related dividend may be more or less than the amount that is so qualified. This is because the designation is based on an estimate of the Fund’s qualified interest income for its entire fiscal year, which can only be determined with exactness at fiscal year end. As a consequence, the Fund may over withhold a small amount of U.S. tax from a dividend payment. In this case, the non-U.S. investor’s only recourse may be to either forgo recovery of the excess withholding, or to file a United States nonresident income tax return to recover the excess withholding.

Further limitations on tax reporting for interest-related dividends and short-term capital gain dividends for non-U.S. investors; sunset rule. It may not be practical in every case for the Fund to designate, and the Fund reserves the right in these cases to not designate, small amounts of interest-related or short-term capital gain dividends. Additionally, the Fund’s designation of interest-related or short-term capital gain dividends may not be passed through to shareholders by intermediaries who have assumed tax reporting responsibilities for this income in managed or omnibus accounts due to systems limitations or operational constraints. The exemption from withholding for short-term capital gain dividends and interest-related dividends paid by the Fund is effective for dividends paid with respect to taxable years of the Fund beginning after December 31, 2004 and before January 1, 2008 unless such exemptions are extended or made permanent.

Ordinary dividends; effectively connected income. Ordinary dividends paid by the Fund to non-U.S. investors on the income earned on Fund investments in (i) the stock of domestic and foreign corporations, and (ii) the debt of foreign issuers continue to be subject to U.S. withholding tax. If you hold your Fund shares in connection with a U.S. trade or business, your income and gains will be considered effectively connected income and taxed in the U.S. on a net basis, in which case you may be required to file a nonresident U.S. income tax return.

Investment in U.S. real property. The Fund may invest in equity securities of corporations that invest in U.S. real property, including Real Estate Investment Trusts (REITs). The sale of a U.S. real property interest by the Fund, or by a REIT or U.S. real property holding corporation in which the Fund invests, may trigger special tax consequences to the Fund’s non-U.S. shareholders. The Foreign Investment in Real Property Tax Act of 1980 (FIRPTA) makes non-U.S. persons subject to U.S. tax on disposition of a U.S. real property interest as if he or she were a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Code provides a look-through rule for distributions of FIRPTA gain by a regulated investment company (RIC) such as the Fund, as follows:

•

The RIC is classified as a qualified investment entity. A “qualified investment entity” includes a RIC if, in general, more than 50% of the RIC’s assets consists of interests in REITs and U.S. real property holding corporations;

•	You are a non-U.S. shareholder that owns more than 5% of a class of Fund shares at any time during the one-year period ending on the date of the distribution; and

•

If these conditions are met, Fund distributions to you are treated as gain from the disposition of a U.S. real property interest (USRPI), causing the distribution to be subject to U.S. withholding tax at a rate of 35%, and requiring that you to file a nonresident U.S. income tax return.

•

In addition, even if you are a non-U.S. shareholder that owns 5% or less of a class of shares of the Fund classified as a qualified investment entity, Fund distributions to you attributable to gain realized by the Fund from disposition of USRPI will be treated as ordinary dividends (rather than short- or long-term capital gain) subject to withholding at a 30% or lower treaty rate.

Because the Fund expects to invest less than 50% of its assets at all times in U.S. real property interests, the Fund does not expect to pay any dividends that would be subject to FIRPTA reporting and tax withholding.

U.S tax certification rules. Special U.S. tax certification requirements apply to non-U.S. shareholders both to avoid U.S. back up withholding imposed at a rate of 28% and to obtain the benefits of any treaty between the United States and the shareholder’s country of residence. In general, a non-U.S. shareholder must provide a Form W-8 BEN (or other applicable Form W-8) to establish that you are not a U.S. person, to claim that you are the beneficial owner of the income and, if applicable, to claim a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty. A Form W-8BEN provided without a U.S. taxpayer identification number will remain in effect for a period beginning on the date signed and ending on the last day of the third succeeding calendar year unless an earlier change of circumstances makes the information on the form incorrect.

U.S. estate tax. An individual who, at the time of death, is a Non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exception applies. In the absence of a treaty, there is a $13,000 statutory estate tax credit. A partial exemption from U.S. estate tax may apply to Fund shares held by the estate of a nonresident decedent. The amount treated as exempt is based upon the proportion of the assets held by the Fund at the end of the quarter immediately preceding the decedent’s death that are debt obligations, deposits, or other property that generally would be treated as situated outside the United States if held directly by the estate. This provision applies to decedents dying after December 31, 2004 and before January 1, 2008, unless such provision is extended or made permanent. Transfers by gift of shares of the Fund by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax. The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign tax.

Effect of Future Legislation; Local Tax Considerations

The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein. Rules of state and local taxation of ordinary income, qualified dividend income and capital gain dividends may differ from the rules for U.S. federal income taxation described above. Distributions may also be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in the Fund.

This discussion of “Taxation of the Fund” is not intended or written to be used as tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. You should consult your own tax advisor regarding your particular circumstances before making an investment in the Fund.

PROXY VOTING POLICIES

The Board of Directors of the Fund has delegated the authority to vote proxies for the portfolio securities held by the Fund to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor.

The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee has formed a Corporate Governance Committee composed of certain officers, directors and other personnel of the Advisor and has delegated to its members authority to (i) oversee the voting of proxies, (ii) make determinations as to how to vote certain specific proxies, and (iii) verify the on-going compliance with the Voting Policies. The Corporate Governance Committee may designate one or more of its members to oversee specific, ongoing compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Fund, including all authorized traders of the Advisor.

The Advisor votes (or refrains from voting) proxies in a manner consistent with the best interests of the Fund as understood by the Advisor at the time of the vote. Generally, the Advisor analyzes proxy statements on behalf of the Fund in accordance with the Voting Policies and the

Voting Guidelines. Most proxies that the Advisor receives will be voted in accordance with the Voting Guidelines. Since most proxies are voted in accordance with the Voting Guidelines, it normally will not be necessary for the Advisor to make an actual determination of how to vote a particular proxy, thereby largely eliminating conflicts of interest for the Advisor during the proxy voting process. However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Fund, and the interests of the Advisor or its affiliates. If the Corporate Governance Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines, the Advisor, prior to voting, will fully disclose the conflict to the Board of Directors of the Fund, or an authorized committee of the Board, and vote the proxy in accordance with the direction of the Board or its authorized committee.

The Advisor will usually vote proxies in accordance with the Voting Guidelines. The Voting Guidelines provide a framework for analysis and decision making, however, the Voting Guidelines do not address all potential issues. In order to be able to address all the relevant facts and circumstances related to a proxy vote, the Advisor reserves the right to vote counter to the Voting Guidelines if, after a review of the matter, the Advisor believes that the best interests of the Fund would be served by such a vote. In such a circumstance, the analysis will be documented in writing and periodically presented to the Corporate Governance Committee. To the extent that the Voting Guidelines do not cover potential voting issues, the Advisor will vote on such issues in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interests of the Fund.

Examples of some of the Voting Guidelines are described below. Under the Voting Guidelines proxies will usually be voted for: (i) the ratification of independent auditors (ii) the elimination of anti-takeover measures; and (iii) re-incorporation when the economic factors outweigh any negative governance changes. Pursuant to the Voting Guidelines proxies will usually be voted against: (i) the institution of anti-takeover measures (such as the institution of classified boards of directors and the creation of super majority provisions) and (ii) proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution and other rights. The Voting Guidelines also provide that certain proposals will be considered on a case-by-case basis, including: (i) mergers and acquisitions, which will be assessed to determine whether the transaction enhances shareholder value; (ii) proposals with respect to management compensation plans; (iii) proposals increasing the authorized common stock of a company and (iv) proposals with respect to the composition of a company’s Board of Directors. The Advisor may, but will not ordinarily, take social concerns into account in voting proxies with respect to securities held by the Fund.

The Advisor votes (or refrains from voting) proxies in a manner that the Advisor determines is in the best interests of the Fund and which seeks to maximize the value of the Fund’s investments. In some cases, the Advisor may determine that it is in the best interests of the Fund to refrain from exercising proxy voting rights. The Advisor may determine that voting is not in the best interest of the Fund and refrain from voting if the costs, including the opportunity costs, of voting would, in the view of the Advisor, exceed the expected benefits of voting. For securities on loan, the Advisor will balance the revenue-producing value of loans against the difficult-to-assess value of casting votes. It is the Advisor’s belief that the expected value of casting a vote generally will be less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor recalling loaned securities in order to ensure they are voted. The Advisor does intend to recall securities on loan if it determines that voting the securities is likely to materially affect the value of the Fund’s investment and that it is in the Fund’s best interests to do so. In cases where the Advisor does not receive a solicitation or enough information within a sufficient time (as reasonably determined by the Advisor) prior to the proxy-voting deadline, the Advisor may be unable to vote.

With respect to non-U.S. securities, it is typically both difficult and costly to vote proxies due to local restrictions, customs, and other requirements or restrictions. The Advisor does not vote proxies of non-U.S. companies if the Advisor determines that the expected economic costs from voting outweigh the anticipated economic benefit to the Fund associated with voting. The Advisor determines whether to vote proxies of non-U.S. companies on a portfolio-by-portfolio basis, and generally implements uniform voting procedures for all proxies of a country. The Advisor periodically reviews voting logistics, including costs and other voting difficulties, on a portfolio by portfolio and country by country basis, in order to determine if there have been any material changes that would affect the Advisor’s decision of whether or not to vote.

The Advisor is in the process of retaining Institutional Shareholder Services (“ISS”), an independent third party service provider, to provide certain services with respect to proxy voting. ISS will provide information on shareholder meeting dates and proxy materials; translate proxy materials printed in a foreign language; provide research on proxy proposals and voting recommendations in accordance with the Voting Guidelines; effect votes on behalf of the Fund; and provide reports concerning the proxies voted. Although the Advisor may consider the recommendations of ISS on proxy issues, the Advisor remains ultimately responsible for all proxy voting decisions.

Information regarding how the Fund voted proxies related to its portfolio securities during the 12 month period ended June 30 of each year is available, no later than August 31 of each year, without charge, (i) upon request, by calling collect: (310) 395-8005 or (ii) on the Advisor’s website at http://www.dfaus.com and (iii) on the Commission’s website at http://www.sec.gov.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Advisor and the Board of Directors of the Fund (the “Board”) have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Fund (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information. The Advisor has determined that the Policy and its procedures (1) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Fund, and (2) appropriately address the potential for material conflicts of interest.

Disclosure of Holdings Information as Required by Applicable Law. Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.

Online Disclosure of Portfolio Holdings Information. The Fund generally discloses up to twenty-five of its largest portfolio holdings and the percentages that each of these largest portfolio holdings represent of the Fund’s total assets (“largest holdings”), as of the most recent month-end by presenting the information for the portfolios that invest in the Fund as feeder portfolios. This information is disclosed online at the Advisor’s website, http://www.dfaus.com, which is accessible by shareholders, within twenty days after the end of each month. This online disclosure may also include information regarding the Fund’s industry allocations. The Fund generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, online at the Advisor’s public website, http://www.dfaus.com, which is accessible by shareholders, three months following the month-end.

Disclosure of Holdings Information to Recipients. Each of the Advisor’s Chairmen, Director of Institutional Services, Head of Portfolio Management and Trading and General Counsel (together, the “Designated Persons”) may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who: (i) specifically request the more current non-public Holdings Information, and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”). Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information. Any non-public Holdings Information that is disclosed shall not include any material information about the Fund’s trading strategies or pending portfolio transactions. The non-public Holdings Information provided to a Recipient under a Nondisclosure Agreement is not subject to a time delay before dissemination.

As of February 28, 2007, the Advisor and the Fund had ongoing arrangements with the following Recipients to make available non-public Holdings Information:

Recipient	Business Purpose	Frequency
Citibank, N.A.	Fund Custodian	Daily

PFPC Inc.	Fund Transfer Agent	Daily

PricewaterhouseCoopers LLP	Independent registered public accounting firm	Semi-Annually (based on a fiscal year)

Pricing Service Vendor	Fair value information services	Daily

Victorian Fund Management Corporation	Monitoring investor exposure and investment strategy	Upon request

Northern Trust Company	Monitoring investor exposure and investment strategy	Upon request

Bank of New York	Monitoring investor exposure and investment strategy	Upon request

Recipient	Business Purpose	Frequency
Consulting Services Group LLC	Advisor evaluation	Upon request

Evaluation Associates LLC	Monitoring investor exposure and investment strategy	Quarterly

Strategic Investment Solutions	Monitoring investor exposure and investment strategy	Quarterly

Wurts & Associates	Monitoring investor exposure and investment strategy	Monthly

Finance-Doc AG	Monitoring investor exposure and investment strategy	Upon request

Segal Advisors, Inc.	Monitoring investor exposure and investment strategy	Upon request

CTC Consulting, Inc.	Monitoring investor exposure and investment strategy	Quarterly

Meketa Investment Group, Inc.	Monitoring investor exposure and investment strategy	Upon request

In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly or daily basis, or upon request, in order to perform their business functions. Neither the Fund nor the Advisor or any other party receives any compensation in connection with these arrangements.

The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS or any affiliated person of the Fund, the Advisor or DFAS, on the other. In order to protect the interests of shareholders and the Fund, and to ensure no adverse effect on shareholders, in the limited circumstances where a Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Institutional Services and the Chief Compliance Officer will consider any conflicts of interest. If the Chief Compliance Officer, following appropriate due diligence, determines that (1) the Fund has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (2) disclosure of non-public Holdings Information to the Recipient would be in the best interests of shareholders and will not adversely affect the shareholders, then the Chief Compliance Officer may approve the proposed disclosure.

The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the Board on such arrangements. The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information. Such arrangements are reviewed by the Chief Compliance Officer on an annual basis. Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement. Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.

The Board exercises continuing oversight of the disclosure of Holdings Information by: (1) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Funds and Trust; (2) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (3) considering whether to approve or ratify any amendments to the Policy. The Advisor and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.

Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation. No person is authorized to disclose Holdings Information or other investment positions (whether online at http://www.dfaus.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the Policy. In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.

The Policy prohibits the Fund, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions. “Consideration” includes any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.

The Policy and its procedures are intended to provide useful information concerning the Fund to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information. However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.

FINANCIAL STATEMENTS

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7042, is the Fund’s independent registered public accounting firm. PwC audits the Fund’s annual financial statements on an annual basis. The audited financial statements and financial highlights of the Fund for its fiscal year ended November 30, 2006, as set forth in the Fund’s annual report to shareholders, including the report of PricewaterhouseCoopers LLP, are incorporated by reference into this Part B.

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

(Amendment No. 21)

PART C

OTHER INFORMATION

Item 23.	Exhibits.

	(a)	Articles of Incorporation.
		(1)	Articles of Amendment and Restatement dated November 21, 1997.

Incorporated herein by reference to:

			Filing:	Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	November 26, 1997.

		(2)	Articles of Amendment dated December 2, 1998.

Incorporated herein by reference to:

			Filing:	Post-Effective Amendment No. 9 to the Registrant’s Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	March 26, 1999.

	(b)	By-Laws.
By-Laws of the Registrant.

Incorporated herein by reference to:

			Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	March 30, 1998.

	(c)	Instruments Defining the Rights of Security Holders.
		(1)	No specimen securities are issued on behalf of the Registrant.

		(2)	Relevant portion of Articles of Amendment and Restatement dated November 21, 1997.
See Article Fifth.

Incorporated herein by reference to:

			Filing:	Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	November 26, 1997.

		(3)	Relevant portion of By-Laws.
See Article I.

Incorporated herein by reference to:

			Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.
			File No.:	811-7440.
			Filing Date:	March 30, 1998.

(d)	Investment Advisory Contracts
Investment Management Agreement between the Registrant and Dimensional Fund Advisors Inc. (“DFA”) dated November 26, 1997.

Incorporated herein by reference to:

	Filing:	Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	November 26, 1997.

(e)	Underwriting Contracts.
Amended and Restated Distribution Agreement between the Registrant and DFA Securities Inc. dated December 19, 2003.

Incorporated herein by reference to:

	Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2004.

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.
Global Custody Agreement between the Registrant and The Chase Manhattan Bank, dated March 31, 1998.

Incorporated herein by reference to:

	Filing:	Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2001.

(h)	Other Material Contracts.
(1) Transfer Agency Agreement between the Registrant and PFPC Inc., dated January 20, 1993

Incorporated herein by reference to:

	Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 1998.

(i) Amendment No. 1 to Transfer Agency Agreement dated December 26, 1997.

Incorporated herein by reference to:

Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.
File No.: 811-7440.
Filing Date: March 30, 1998.

(2) Administration and Accounting Services Agreement between the Registrant and PFPC Inc., dated January 20, 1993

Incorporated herein by reference to:

2

Filing: Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.
File No.: 811-7440.
Filing Date: March 30, 1998.

	(i)	Legal Opinion.
Not applicable.

	(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.j.

	(k)	Omitted Financial Statements.
Not applicable.

	(l)	Initial Capital Agreements.
Subscription Agreement dated as of February 1, 1993.

Incorporated herein by reference to:

		Filing:	Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N-1A.
		File No.:	811-7440.
		Filing Date:	March 29, 2001.

	(m)	Rule 12b-1 Plan.
Not applicable.

	(n)	Rule 18f-3 Plan.
Not applicable.

	(o)	Power-of-Attorney.

Power-of-Attorney dated as of March 30, 2007, appointing David G. Booth, David R. Martin, Catherine L. Newell, Valerie A. Brown and Jeff J. Jeon as attorneys-in-fact to David G. Booth, Rex A. Sinquefield, George M. Constantinides, John P. Gould, Roger G. Ibbotson, Robert C. Merton, Myron S. Scholes, Abbie J. Smith and David R. Martin.

ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.o.

	(p)	Code of Ethics.
Code of Ethics of Registrant, Advisor and Underwriter.

Incorporated herein by reference to:

		Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A.
		File No.:	811-7440.
		Filing Date:	March 29, 2004.

Item 24.	Persons Controlled by or Under Common Control with Registrant.

If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the

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feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, the feeder portfolio of DFA Investment Dimensions Group (“DFAIDG”), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant. As of February 28, 2007, no person beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant.

Item 25.	Indemnification.

Reference is made to Article Seventh of the Registrant’s Articles of Amendment and Restatement (the “Articles”) and Article V, Section 5.08 of the Registrant’s By-laws, which are incorporated herein by reference.

The Articles and By-laws of Registrant provide for indemnification of officers and directors to the full extent permitted by the General Laws of the State of Maryland. Registrant’s charter provides that the directors and officers shall not be personally liable to the Registrant or its stockholders for money damages, except as otherwise required under the Investment Company Act of 1940, as amended.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”); may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26.	Business and Other Connections of the Investment Advisor.

Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.), the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional Investment Group Inc. The Advisor also serves as sub-advisor for certain other registered investment companies.

For additional information, please see “Management of the Fund” in Part A of this Registration Statement.

Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

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Item 27.	Principal Underwriters.

(a)    DFA Securities Inc., (“DFAS”) is the principal underwriter for the Registrant. DFAS also serves as principal underwriter for Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company.

(b) The following table sets forth information as to the Distributor’s Directors, Officers, Partners and Control Persons:

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
M. Akbar Ali 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Darryl Avery 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Arthur H. Barlow 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Scott A. Bosworth 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Valerie A. Brown 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Assistant Secretary	Vice President and Assistant Secretary

David P. Butler 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Patrick Carter 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Stephen A. Clark 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Truman A. Clark 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

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Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Robert P. Cornell 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Christopher S. Crossan 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer

James L. Davis 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert T. Deere 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert W. Dintzner 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Kenneth Elmgren 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Richard A. Eustice 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Eugene F. Fama, Jr. 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Gretchen A. Flicker 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Glenn S. Freed 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Jennifer Fromm 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

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Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Mark R. Gochnour 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Henry F. Gray 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

John T. Gray 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Darla Hastings 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Joel H. Hefner 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Julie C. Henderson 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Fund Controller	Vice President and Fund Controller

Kevin B. Hight 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Christine W. Ho 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Jeff J. Jeon 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Patrick M. Keating 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Joseph F. Kolerich 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

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Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Michael F. Lane 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Kristina M. LaRusso 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Juliet H. Lee 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Natalie Maniaci 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

David R. Martin 1299 Ocean Avenue Santa Monica, CA 90401	Vice President, Chief Financial Officer and Treasurer	Vice President, Chief Financial Officer and Treasurer

Heather E. Mathews 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

David M. New 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Catherine L. Newell 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Secretary	Vice President and Secretary

Gerard K. O’Reilly 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Carmen Palafox 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Sonya K. Park 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

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Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
David A. Plecha 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Eduardo A. Repetto 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Chief Investment Officer	Vice President and Chief Investment Officer

L. Jacobo Rodríguez 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Michael T. Scardina 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

David E. Schneider 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Ted R. Simpson 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Bryce D. Skaff 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Grady M. Smith 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Carl G. Snyder 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Lawrence R. Spieth 10 South Wacker Drive Suite 2275 Chicago, IL 60606	Vice President	Vice President

Bradley G. Steiman Suite 910, 1055 West Hastings Vancouver, B.C. V6E 2E9	Vice President	Vice President

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Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Karen E. Umland 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Carol W. Wardlaw 10 South Wacker Drive Suite 2275 Chicago, IL 60606	Vice President	Vice President

Weston J. Wellington 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Daniel M. Wheeler 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Ryan Wiley 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Paul E. Wise 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	Shareholder

(c)	Not applicable.

Item 28.	Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

	Name	Address
	Dimensional Emerging Markets Value Fund Inc.	1299 Ocean Avenue
Santa Monica, CA 90401

	PFPC Inc.	301 Bellevue Parkway
Wilmington, DE 19809

	The Chase Manhattan Bank	4 Chase MetroTech Center
Brooklyn, NY 11245

Item 29.	Management Services.

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None.

Item 30.	Undertakings.
Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 21 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 30th day of March, 2007.

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
(Registrant)

By:	/s/ Valerie A. Brown
Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference)
Vice President and Assistant Secretary
(Signature and Title)

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EXHIBIT INDEX

N-1A Exhibit No.	EDGAR Exhibit No.	Description
23(j)	EX-99.j	Consent of PricewaterhouseCoopers LLP

23(o)	EX-99.o	Power of Attorney

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